EXECUTION

SAXON ASSET SECURITIES COMPANY,

Depositor

SAXON MORTGAGE SERVICES, INC.,

Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY

Trustee

_____________________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2007

_____________________________________________________

SAXON ASSET SECURITIES TRUST 2007-2

MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2007-2

TABLE OF CONTENTS

i

SCHEDULES

Schedule I:	Mortgage Loan Schedule (By Group)	S-I-1
Schedule IA:	[Reserved]	S-IA-1
Schedule IB:	[Reserved]	S-IB-1
Schedule II:	Pass-Through Rate Schedule	S-II-1
Schedule III:	REMIC Structure	S-III-1
EXHIBITS

THIS POOLING AND SERVICING AGREEMENT, dated as of April 1, 2007 (this “Agreement”) among SAXON ASSET SECURITIES COMPANY, a Virginia corporation, as depositor (the “Depositor”), SAXON MORTGAGE SERVICES, INC., a Texas corporation, as servicer (the “Servicer”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”),

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the assets that are hereby conveyed to the Trustee in return for the Certificates. For federal income tax purposes, the Trust Fund shall comprise multiple REMICs organized in a tiered REMIC structure in the manner set forth in Schedule III hereto. The Certificates will represent the entire beneficial ownership interest in the Trust Fund.

This Preliminary Statement includes definitions of principal terms of the Certificates. In addition, the following table sets forth the initial Class Principal Balances of the Certificates and the minimum denominations (or Percentage Interests) and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

Class Designation	Initial Class Principal Balance	Minimum Percentage Interest/Denomination	Integral Multiples in Excess Minimum
Class A-1	$192,705,000	$ 25,000	$1,000
Class A-2a	$232,270,000	25,000	1,000
Class A-2b	$ 79,670,000	25,000	1,000
Class A-2c	$ 97,480,000	25,000	1,000
Class A-2d	$ 62,220,000	25,000	1,000
Class M-1	$ 32,651,000	100,000	1,000
Class M-2	$ 30,039,000	100,000	1,000
Class M-3	$ 18,285,000	100,000	1,000
Class M-4	$ 16,108,000	100,000	1,000
Class M-5	$ 15,237,000	100,000	1,000
Class M-6	$ 13,931,000	100,000	1,000
Class B-1	$ 13,931,000	100,000	1,000
Class B-2	$ 12,190,000	100,000	1,000
Class B-3	$ 11,319,000	100,000	1,000
Class OC	$ 42,667,726	100%	N/A
Class P	$ 1,000	100%	N/A
Class R	N/A	100%	N/A

For purposes of this Agreement (and construction of the applicable terms and provisions hereof), the Class A-1 Certificates “relate” to Group 1; the Class A-2a, Class A-2b, Class A-2c, Class A-2d “relate” to Group 2, Class M and Class B Certificates “relate” to Group 1 and Group 2.

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms

Whenever used in this Agreement, in addition to any capitalized terms defined in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.1 of this Agreement.

Account Designation: Saxon Asset Securities Trust 2007-2 Mortgage Loan Asset Backed Certificates, Series 2007-2.

Advance: Each P&I Advance and Servicing Advance.

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in Schedule III of this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder.

Aggregate Net WAC Cap With respect to the Offered Certificates and any Distribution Date, a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted based on their relative Stated Principal Balances as of the first day of the related Due Period, adjusted to reflect prepayments received after the first Day of the related Due Period that were distributed on the immediately preceding Distribution Date, over (b) the Swap Payment Rate for such Distribution Date, multiplied by (ii) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Available Distribution Amount: With respect to any Distribution Date, the sum of the following amounts:

(1) the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans serviced by it and received by the Trustee by the related Servicer Remittance Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and Insurance Proceeds), except:

(a) all scheduled payments of principal and related interest collected on the Mortgage Loans but due on a date after the related Due Date;

(b) all partial Principal Prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

(c) all Prepayment Penalties received in connection with the Mortgage Loans;

(d) all Principal Prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

(e) Liquidation Proceeds, condemnation proceeds, Insurance Proceeds and Subsequent Recoveries received on such Mortgage Loans after the previous calendar month;

(d) all amounts reimbursable to the Servicer pursuant to the terms of this Agreement or to the Trustee and/or the Custodian pursuant to the terms of this Agreement or the Custodial Agreement, in each case with respect to the Mortgage Loans or otherwise allocable to the Certificates;

(e) reinvestment income on the balance of funds, if any, in the Collection Account or the Distribution Account; and

(f) amounts as to which the Servicer is entitled to reimbursement from the Collection Account pursuant to this Agreement (including Servicing Fees), and as to which the Trustee and/or the Custodian, as applicable, are entitled with respect to the Mortgage Loans or otherwise allocable to the Certificates to be reimbursed from the Distribution Account or otherwise pursuant to this Agreement or the Custodial Agreement, as applicable (including the Trustee Fee);

(2) all Advances on the Mortgage Loans made by the Servicer (or any successor servicer) for that Distribution Date;

(3) any amounts paid as Compensating Interest with respect to the Mortgage Loans by the Servicer for that Distribution Date;

(4)  the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Mortgage Loans by the Depositor pursuant to this Agreement and the Seller pursuant to the Sales Agreement; and

(5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Basic Principal Distribution Amount: With respect to the Offered Certificates and any Distribution Date, the excess of the Principal Remittance Amount over the Excess Subordinate Amount.

Basis Risk Carry Forward Amount: With respect to the Group 1 Senior Certificates, the Group 1 Senior Basis Risk Carry Forward Amount, with respect to the Group 2 Senior Certificates, the Group 2 Senior Basis Risk Carry Forward Amount, and with respect to the Subordinate Certificates, the Subordinate Basis Risk Carry Forward Amount.

Basis Risk Payment: For any Distribution Date, the aggregate of the Basis Risk Carry Forward Amounts, for that date. With respect to any Distribution Date, the Basis Risk Payment cannot exceed the sum of (i) the amount otherwise distributable on the Class OC Certificates (other than amounts received by the holder of the Class OC Certificates in respect of Interest Rate Cap Payments and Net Swap Receipts), (ii) Interest Rate Cap Payments and (iii) amounts payable from Net Swap Receipts.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

Book-Entry Certificates: All Classes of Certificates other than the Physical Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City or the city in which any of the Custodian, the Servicer, or the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Calculation Agent: Deutsche Bank National Trust Company, a national banking association, and its successors and assigns in such capacity under this Pooling and Servicing Agreement.

Cap Agreement: The interest rate cap agreement documented pursuant to the 1992 ISDA Master Agreement, together with a schedule, credit support annex and confirmation entered into with Morgan Stanley Capital Services Inc., attached hereto as Exhibit R.

Cap Counterparty: Morgan Stanley Capital Services Inc.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: With respect to any Certificate other than the Class P Certificate and as of any Distribution Date, the Certificate Principal Balance on the date of the initial issuance of such Certificate as set forth on the face thereof, as reduced by:

(i)	all amounts distributed on previous Distribution Dates on such Certificate in reduction of the Certificate Principal Balance thereof; and

(ii)	with respect to the Subordinate Certificates only, the amount of Realized Losses on the Mortgage Loans allocated to such Certificate;

provided, however, that the Certificate Principal Balance of each Subordinate Certificate to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any Certificate, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of such Certificate.

Any amounts distributed to a Class of Subordinate Certificates in respect of any Unpaid Realized Loss Amount will not further reduce the Certificate Principal Balance of that Class.

Certificate Register: The register maintained pursuant to Section 5.2 hereof.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A Certificates: All Certificates which include an “A” in their class designation.

Class A Principal Allocation Percentage: With respect to each of the Group 1 Senior Certificates and the Group 2 Senior Certificates and any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Group 1 Senior Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Group 2 Senior Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

Class B Certificates: All Certificates which include a “B” in their class designation.

Class B-1 Principal Distribution Amount: with respect to the Class B-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 84.80% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class B-2 Principal Distribution Amount: With respect to the Class B-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)
the sum of the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Certificates and the Class B-1 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 87.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class B-3 Principal Distribution Amount: With respect to the Class B-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 90.20% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class M Certificates: All Certificates which include an “M” in their class designation.

Class M-1 Principal Distribution Amount: With respect to the Class M-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 60.10% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class M-2 Principal Distribution Amount: With respect to the Class M-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1 Certificates (after taking into account the payment of the Senior and Class M-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 67.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class M-3 Principal Distribution Amount: With respect to the Class M-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates (after taking into account the payment of the Senior, Class M-1 and Class M-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 71.20% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class M-4 Principal Distribution Amount: With respect to the Class M-4 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M Senior Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 74.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class M-5 Principal Distribution Amount: With respect to the Class M-5 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Senior Certificates and the Class M-4 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 78.40% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class M-6 Principal Distribution Amount: With respect to the Class M-6 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and

(ii)
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Senior Certificates and the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 81.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Class M Senior Certificates: The Class M-1, Class M-2 and Class M-3 Certificates.

Class OC Distributable Amount: With respect to any Distribution Date and the Class OC Certificates, the excess, if any, of (x) the sum of (i) the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class Principal Balance for such Distribution Date and not included in the Extra Principal Distribution Amount on that Distribution Date and (ii) the Overcollateralization Release Amount, if any, for such Distribution Date, over (y) the Overcollateralization Increase Amount and the amount of any Swap Termination Payment, if any, for such Distribution Date.

Class P Distribution Amount: With respect to each Distribution Date, an amount equal to the total of all Prepayment Penalties received on the Mortgage Loans in the prior Due Period.

Class Principal Balance: With respect to any Class of Certificates and as of any Distribution Date, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

Closing Date: April 30, 2007.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.5 hereof with a depository institution for the benefit of the Trustee on behalf of Certificateholders and designated with the applicable Account Designation.

Commission: As defined in Section 8.12 hereof.

Compensating Interest: As to any Distribution Date and any Principal Prepayment in Full in respect of a Mortgage Loan that is received during the period from the eighteenth day of the month prior to the month of such Distribution Date through the last day of such month, an additional payment made by the Servicer to the extent funds are available from the total Servicing Fee payable for such Distribution Date, equal to the amount of interest at the Mortgage Rate (less the applicable Servicing Fee Rate) for that Mortgage Loan from the date of the prepayment through the last day of the month of such Distribution Date. For the avoidance of doubt, no Compensating Interest payment shall be required in connection with any shortfalls resulting from Principal Prepayments in part or the application of the Relief Act.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered.

Cumulative Loss Trigger Event: With respect to any Distribution Date, the circumstances in which the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

May 2009 — April 2010	1.60% for the first month, plus an additional 1/12th of 1.95% for each month thereafter

May 2010 — April 2011	3.55% for the first month, plus an additional 1/12th of 2.10% for each month thereafter

May 2011 — April 2012	5.65% for the first month, plus an additional 1/12th of 1.65% for each month thereafter

May 2012 — April 2013	7.30% for the first month, plus an additional 1/12th of 0.95% for each month thereafter

May 2013 — April 2014	8.25% for the first month, plus an additional 1/12th of 0.10% for each month thereafter

May 2014 and thereafter	8.35%

Custodial Agreement: The Custodial Agreement between the Custodian and Trustee dated as of April 1, 2007.

Custodian: Deutsche Bank National Trust Company, and its successors and assigns in such capacity.

Cut-off Date: April 1, 2007.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defaulted Swap Termination Payment: Any termination payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party.

Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.2 or 2.3.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.2(e).

Delay Certificates: All interest-bearing Classes of Certificates other than the Non-Delay Certificates.

Deleted Mortgage Loan: As defined in Section 2.3(d) hereof.

Delinquency Loss Trigger Event: (1) with respect to any Distribution Date until the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the Three Month Rolling Average and (y) the aggregate unpaid principal balance of the Mortgage Loans, as of the last day of the related Due Period, equals or exceeds (z) 32.65% of the prior period’s Senior Enhancement Percentage and (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the Three Month Rolling Average and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 38.83% of the prior period’s M-1 Enhancement Percentage.

Delinquent: A Mortgage Loan is “Delinquent” if any payment due thereon is not made by the close of business on the Determination Date immediately following the day such payment is scheduled to be due. A Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the Determination Date immediately succeeding the Determination Date on which such payment was categorized as “Delinquent.” Similarly for “60 days Delinquent,” “90 days Delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Principal Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: Saxon Asset Securities Company, a Virginia corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution: The Trustee or any depository institution or trust company that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated “P-1” by Moody’s, “F1+” by Fitch and “A-1” by Standard & Poor’s (to the extent they are Rating Agencies hereunder).

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the earlier of (i) the 17th day of the month in which such Distribution Date occurs, or (ii) if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.5(c) in the name of the Trustee for the benefit of the Certificateholders and designated with the applicable Account Designation.

Distribution Account Deposit Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing on the Initial Distribution Date.

Due Date: With respect to any Distribution Date and each Mortgage Loan, the day of the month in which each Distribution Date occurs on which the related mortgage payment is due (or, in the case of an Odd Due Date Mortgage Loan, such day in the preceding month).

Due Period: With respect to any Distribution Date, the period from and including the second day of each month through and including the first day of the following month.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF, as applicable) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificates: On the Closing Date, each of the Class P, Class OC and Class R Certificates; thereafter, the Class P, Class OC and Class R Certificates and any Class of Certificates that no longer satisfies the applicable ratings requirement under the Underwriter’s Exemption.

ERISA-Restricted Swap Certificates: Any of the Offered Certificates.

ERISA Qualifying Underwriting: A best efforts or firm commitment underwriting that meets the requirements of the Underwriter’s Exemption.

Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.6(a) hereof.

Event of Default: As defined in Section 7.1 hereof.

Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.7 in the name of the Trustee for the benefit of the Certificateholders and designated “Deutsche Bank National Trust Company, in trust for registered Holders of Saxon Asset Securities Trust 2007-2, Mortgage Pass-Through Certificates, Series 2007-2.” Funds in the Excess Reserve Fund Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. All investments made in respect of funds on deposit in the Excess Reserve Fund Account shall only be made in Permitted Investments.

Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received during the Prepayment Period in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the Prepayment Period during which such liquidation occurred. Notwithstanding the foregoing, Excess Proceeds with respect to any Nonrecoverable Mortgage Loan shall be equal to the amount, if any, by which Subsequent Recoveries with respect to such Nonrecoverable Mortgage Loan exceed the Realized Loss with respect thereto.

Excess Subordinate Amount: With respect to any Distribution Date and the Offered Certificates, the excess, if any, of (i) the Overcollateralized Amount on that Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on that Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Exchange Act: As defined in Section 8.12 hereof.

Extra Principal Distribution Amount: With respect to the Offered Certificates and any Distribution Date will be the lesser of (i) the excess of (x) the Interest Remittance Amount, over (y) the sum of (a) the Senior Interest Distribution Amount, (b) the Subordinate Interest Distribution Amount and (c) any Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, in each case, on such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Fannie Mae: The entity formally known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Fiscal Quarter: December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Servicer.

Freddie Mac: The entity formally known as the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Group: The Group 1 Mortgage Loans or the Group 2 Mortgage Loans, as the context requires.

Group 1 Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Group 1 and any Substitute Mortgage Loans delivered in replacement of any Mortgage Loan.

Group 1 Senior Basis Risk Carry Forward Amount: With respect to any Class of Group 1 Senior Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Group 1 Senior Certificates would have been entitled to receive on such Distribution Date if neither the Aggregate Net WAC Cap nor the Group 1 WAC Cap had been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the lesser of: (a) the Aggregate Net WAC Cap and (b) the Group 1 WAC Cap and (ii) the related Basis Risk Carry Forward Amount for previous Distribution Dates remaining unpaid together with interest thereon at a rate equal to the related Pass-Through Rate (without regard to the Net WAC Cap) for such Class of Group 1 Senior Certificates for the most recently ended Interest Accrual Period.

Group 1 Senior Certificates: The Class A-1 Certificates.

Group 1 Senior Principal Allocation Amount: With respect to the Group 1 Senior Certificates and any Distribution Date, the product of the Class A Principal Allocation Percentage for the Group 1 Senior Certificates for that Distribution Date and the Senior Principal Distribution Amount for that Distribution Date.

Group 1 WAC Cap: With respect to the Group 1 Senior Certificates and any Distribution Date, a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans weighted based on their relative Stated Principal Balances as of the first day of the related Due Period, adjusted to reflect prepayments received after the first Day of the related Due Period that were distributed on the immediately preceding Distribution Date, over (b) the Swap Payment Rate for such Distribution Date, multiplied by (ii) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

Group 2 Mortgage Loans: The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Group 2 and any Substitute Mortgage Loans delivered in replacement of any Mortgage Loan.

Group 2 Senior Basis Risk Carry Forward Amount: With respect to any Class of Group 2 Senior Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Group 2 Senior Certificates would have been entitled to receive on such Distribution Date if neither the Aggregate Net WAC Cap nor the Group 2 WAC Cap had been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the lesser of: (a) the Aggregate Net WAC Cap and (b) the Group 2 WAC Cap and (ii) the related Basis Risk Carry Forward Amount for previous Distribution Dates remaining unpaid together with interest thereon at a rate equal to the related Pass-Through Rate (without regard to the Net WAC Cap) for such Class of Group 2 Senior Certificates for the most recently ended Interest Accrual Period.

Group 2 Senior Certificates: The Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Group 2 Senior Principal Allocation Amount: With respect to the Group 2 Senior Certificates and any Distribution Date, the product of the Class A Principal Allocation Percentage for the Group 2 Senior Certificates for that Distribution Date and the Senior Principal Distribution Amount for that Distribution Date.

Group 2 WAC Cap: With respect to the Group 2 Senior Certificates and any Distribution Date, a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans weighted based on their relative Stated Principal Balances as of the first day of the related Due Period, adjusted to reflect prepayments received after the first Day of the related Due Period that were distributed on the immediately preceding Distribution Date, over (b) the Swap Payment Rate for such Distribution Date, multiplied by (ii) the quotient of 30 divided by the actual number of days in the Interest Accrual Period.

Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Distribution Date: May 25, 2007.

Initial Optional Termination Date: The first Distribution Date on or after which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance thereof as of the Cut-off Date.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period: For any Class of Offered Certificates and the May 2007 Distribution Date will be the 25-day period commencing on the Closing Date and ending on the day immediately preceding that Distribution Date. The Interest Accrual Period for any Distribution Date thereafter and any Class of Offered Certificates shall be the one-month period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs and ending on the day immediately preceding that Distribution Date. With respect to each Class of Offered Certificates, interest will be calculated on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.

Interest Carry Forward Amount: With respect to any Class of Offered Certificates and any Distribution Date, the amount, if any, by which the Interest Distribution Amount for that Class of Offered Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Interest Distribution Amount: For the Offered Certificates and any Distribution Date will be the aggregate of the Senior and Subordinate Interest Distribution Amounts for that Distribution Date.

Interest Determination Date: With respect to the first Interest Accrual Period, April 30, 2007, and with respect to any subsequent Interest Accrual Period, the second London Business Day preceding such Interest Accrual Period.

Interest Rate Cap Payment: With respect to the Distribution Date, the payment, if any, required to be made by the Cap Counterparty under the Cap Agreement with respect to such Distribution Date.

Interest Remittance Amount: For the Offered Certificates and any Distribution Date will be that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans.

Last Endorsee: As defined in Section 2.1(b).

Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated by the Servicer in any manner, including but not limited to a disposition pursuant to Section 3.11(i), in the Prepayment Period for such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received by the Servicer in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale, disposition pursuant to Section 3.11(i), or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and P&I Advances.

Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the lesser of the purchase price of the related Mortgaged Property and the appraised value of the related Mortgaged Property.

London Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower-Tier Interest: Any interest created in REMIC 1 or REMIC 2.

M-1 Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates (together with the Overcollateralized Amount and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.5.

Moody’s: Moody’s Investors Service, Inc., or any successor thereto. If Moody’s is designated as a Rating Agency in the Preliminary Statement, the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor or the Servicer.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage Loan Document Requirements: As defined in Section 2.2 hereof.

Mortgage File: The mortgage documents listed in Section 2.1 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Documents: As defined in Section 2.1 hereof.

Mortgage Loans: Such of the mortgage loans transferred and assigned pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

(i)	the loan number;

(ii)	the Mortgagor’s name;

(iii)	the original principal balance;

(iv)	the Stated Principal Balance as of the Cut-off Date;

(v)	the Mortgage Rate;

(vi)	Servicing Fee; and

(vii)	the related Group.

Mortgage Note: The original executed mortgage note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

Mortgaged Property: The underlying property securing a Mortgage Loan, which, in the case of a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

Mortgagor: Any obligor on a Mortgage Note.

Net Monthly Excess Cashflow: For the Certificates and any Distribution Date, the excess, if any, of (x) the Available Distribution Amount for the Distribution Date over (y) the sum of (1) the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Senior Certificates, the Subordinate Interest Distribution Amounts payable to the holders of the Subordinate Certificates, the Principal Distribution Amount and (2) the aggregate of all Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other Defaulted Swap Termination Payment owed to the Swap Counterparty, if any.

Net Mortgage Rate: For each Mortgage Loan, the mortgage interest rate thereon less the Servicing Fee Rate and the Trustee Fee Rate.

Net Prepayment Interest Shortfall: As to any Distribution Date and Group, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds an amount equal to the Compensating Interest, if any, for such Distribution Date.

Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement).

Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement).

Net WAC Cap: The Aggregate Net WAC Cap, the Group 1 WAC Cap or the Group 2 WAC Cap, as the context requires.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: Any portion of any P&I Advance or Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the advancing party, will not be ultimately recoverable by such advancing party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Nonrecoverable Mortgage Loan: Any Mortgage Loan that has been determined to be a Nonrecoverable Mortgage Loan pursuant to Section 3.11(f) hereof and is identified in an Officer’s Certificate signed by a Servicing Officer delivered to the Servicer pursuant to Section 3.11(f) hereof. For the avoidance of doubt, Mortgage Loans represented by REO Property shall not constitute Nonrecoverable Mortgage Loans.

Nonrecoverable Mortgage Loan Purchase Price: As to any Nonrecoverable Mortgage Loan, an amount equal to the sum of (i) the Projected Net Liquidation Value thereof on the date of purchase of such loan pursuant to this Agreement; and (ii) any accrued interest at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Nonrecoverable Mortgage Loan Purchase Price is to be distributed to Certificateholders.

Notice Address: For purposes hereof, the addresses of the Depositor, the Servicer and the Trustee, are as follows:

(i) If to the Depositor:

Saxon Asset Securities Company
4860 Cox Road
Glen Allen, Virginia 23060

(ii) If to the Trustee:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: SX 0702

(iii) If to the Servicer:

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, TX 76137
Attn: David Dill, Chief Executive Officer and President

Notice of Final Distribution: The notice to be provided pursuant to Section 9.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Odd Due Date Mortgage Loan: Any Mortgage Loan whose monthly payments are due on a day other than the first day of the month.

Offered Certificates: The Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the entity required by the terms of this Agreement to deliver such certificate, or by such officer of such entity as may be required to sign such certificate by the terms of this Agreement relating to such particular certificate.

One-Month LIBOR: As of any Interest Determination Date, the rate for one-month U.S. dollar deposits which appears in the Reuters Screen LIBOR01, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Reuters Screen LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Calculation Agent, as agent for the Servicer, will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic- mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Calculation Agent, as agent for the Servicer, shall review Reuters Screen LIBOR01 as of the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One-Month LIBOR for each Interest Determination Date.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee.

Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.1 hereof.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Determination Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Determination Date and which did not become a Liquidated Mortgage Loan prior to such Determination Date.

Overcollateralized Amount: With respect to the Offered Certificates as of the Closing Date will be an amount equal to approximately $47,667,726. With respect to any Distribution Date following the Closing Date, the Overcollateralized Amount is the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the aggregate Class Principal Balance of the Offered Certificates after taking into account all payments of principal on such Distribution Date.

Overcollateralization Increase Amount: With respect to the Offered Certificates and any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Target Amount: For the Offered Certificates and any Distribution Date (i) prior to the Stepdown Date, the product of (x) 4.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on and after the Stepdown Date, provided that a Trigger Event is not in effect, the lesser of (a) the product of (x) 9.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (b) the product of (x) 4.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (iii) on and after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date; provided, however, that on each Distribution Date the Overcollateralization Target Amount shall not be lower than the applicable Overcollateralization Floor.

Overcollateralization Floor: Prior to the Distribution Date in May 2027, 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On that date and thereafter, the Overcollateralization Floor will be equal to the greater of (i) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (ii) the sum of (a) 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the aggregate principal balance, as of the last day of the related Due Period, of all outstanding Mortgage Loans having original terms to maturity of 40 years.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.19, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any net income in the case of any REO Property) on the Mortgage Loans that were due during the related Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

Pass-Through Rate: For any Class of Offered Certificates and any Distribution Date, the rate described in the Pass-Through Rate Schedule.

Pass-Through Rate Schedule: The Schedule setting forth the Pass-Through Rates of the Certificates, attached as Schedule II hereto.

Paying Agent: Deutsche Bank National Trust Company, a New York banking corporation, and its successors and assigns in such capacity.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, or bankers” acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers” acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by, any Depository Institution and rated “P-1” by Moody’s, “F1+” by Fitch and “A-1+” by Standard & Poor’s (to the extent they are Rating Agencies hereunder and are so rated by such Rating Agency);

(iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including money market funds advised by the Depositor, the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAA” by Standard & Poor’s and at least “AA” by Fitch (to the extent they are Rating Agencies hereunder and such funds are so rated by such Rating Agency); and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing “Aaa” and “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Permitted Transferee: Any person other than a “disqualified organization” as defined in section 860E(e)(5).

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: The Private Certificates.

Prepayment Interest Excess: As to any Principal Prepayment in Full received by the Servicer from the first day through the seventeenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Servicer as additional servicing compensation.

Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received (a) during the period from the eighteenth day of the month preceding the month of such Distribution Date through the last day of such month, in the case of a Principal Prepayment in Full, or (b) during the month preceding the month of such Distribution Date, in the case of a partial Principal Prepayment, the amount, if any, by which one month’s interest at the related Mortgage Rate (less the related Servicing Fee) on such Principal Prepayment exceeds the amount of interest actually paid by the Mortgagor in connection with such Principal Prepayment.

Prepayment Penalty: With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer from a Mortgagor pursuant to the terms of the related Mortgage Note.

Prepayment Period: As to each Distribution Date, the period from but excluding the Cut-off Date to and including the 17th day of the month in which the first Determination Date occurs and each period thereafter from and including the 18th day of a month to and including the Determination Date occurring in the following month.

Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the borrower or the Seller on behalf of the Trust Fund.

Principal Distribution Amount: For the Offered Certificates and any Distribution Date will be the sum of the Basic Principal Distribution Amount and the Extra Principal Distribution Amount, in each case for that Distribution Date.

Principal Remittance Amount: For the Offered Certificates and any Distribution Date, the sum of

(i) the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by this Agreement) during the related Prepayment Period; and

(iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, to the extent applied as recoveries of principal on the Mortgage Loans, and all full and partial Principal Prepayments, received during the related Prepayment Period.

In no event will the Principal Remittance Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the Offered Certificates.

Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificates: Any Class OC, Class P or Class R Certificate.

Projected Net Liquidation Value: With respect to any Nonrecoverable Mortgage Loan, the amount, set forth in an Officer’s Certificate signed by a Servicing Officer in a form acceptable to the Trustee, equal to (i) the fair market value of the related Mortgaged Property as determined by a real estate broker meeting the qualifications, and applying broker’s price opinion methodology generally acceptable to, residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans, less (ii) the Servicer’s good faith estimate of the total of all related costs of liquidation, Servicing Fees, and Advances reasonably expected to be incurred in the event the Mortgaged Property were the subject of foreclosure or otherwise converted to, and sold as, REO Property.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

PUD: Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Purchase Price is to be distributed to Certificateholders and (iii) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

Rating Agency: Each of S&P and Moody’s. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to any Distribution Date and any Mortgage Loan (other than a Nonrecoverable Mortgage Loan) that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of P&I Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of P&I Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss. With respect to any Nonrecoverable Mortgage Loan, the sum of (i) the amount by which the unpaid principal balance thereof exceeds the Projected Net Liquidation Value thereof and (ii) the amount, if any, by which the Projected Net Liquidation Value thereof exceeds Liquidation Proceeds received in respect thereof. The Realized Loss in respect of any Nonrecoverable Mortgage Loan calculated pursuant to clause (i) of the preceding sentence shall be given effect as of the Prepayment Period during which the Servicer classifies such loan as a Nonrecoverable Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

Record Date: The close of business on the Business Day immediately preceding such Distribution Date.

Reference Bank: Leading banks selected by the Servicer and engaged in transactions in U.S. dollar deposits in the London interbank market.

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates: Any of the Offered Certificates and the Class OC Certificates.

Regulation AB: Regulation AB promulgated under the Securities Act and the Exchange Act, as the same may be amended from time to time; and all references to any rule, item, section or subsection of, or definition or term contained in, Regulation AB mean such rule, item, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Relief Act: The Servicemembers’ Civil Relief Act, as amended.

Relief Act Interest Shortfall: For any Distribution Date and a Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Relief Act or similar state laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Agency Agreement: As defined in Section 2.2 hereof.

REO Disposition: The final sale by the applicable Servicer of any REO Property.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement.

Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit I.

Required Recordation States: The states of Florida and Mississippi.

Residual Certificates: The Class R Certificates.

Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, Managing Director, Director, Associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Reuters Screen LOBIR01: The display page designated as the "LIBOR01" page on Reuters (or such other page as may replace that page on that service for the purpose of displaying London inter-bank offered rates or prices of major banks).

Sales Agreement: The Sales Agreement between the Depositor and Saxon Funding Management LLC regarding the sale of the Mortgage Loans, dated as of the Closing Date.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, the address for notices to S&P shall be Standard & Poor’s Ratings Services, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.

Scheduled Notional Amount: For any Distribution Date and the Swap Agreement, the notional amount with respect to which payments under the Swap Agreement will be calculated.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

SEC Rules: Any rules promulgated by the Commission, and any interpretations thereof by the staff of the Commission.

Securities Act: The Securities Act of 1933, as amended.

Security Release Certification: As defined in Section 2.2 hereof.

Seller: SFM.

Senior Certificates: The Group 1 Senior Certificates and the Group 2 Senior Certificates.

Senior Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with the Overcollateralized Amount and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

Senior Interest Distribution Amount: With respect to any Class of Senior Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and Relief Act Interest Shortfalls, together with the Interest Carry Forward Amount, if any, for such Distribution Date for such Class of Senior Certificates.

Senior Principal Distribution Amount: With respect to the Senior Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

(i)	the Principal Distribution Amount for that Distribution Date; and

(ii)
the excess (if any) of (A) the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 52.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

Servicer: Saxon Mortgage Services, Inc. and its permitted successors and assigns.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including reasonable fees paid to any independent contractor in connection therewith) and (iv) compliance with the obligations under Section 3.1 and Section 3.9.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month prior to the month of such Distribution Date (or, in the case of an Odd Due Date Mortgage Loan, the Due Date occurring in the second month preceding the month of such Distribution Date).

Servicing Fee Rate: 0.50% per annum.

Servicing Officer: Any of the President, any Vice President (however denominated), or Assistant Vice President of the Servicer involved in, or responsible for, the administration and servicing of one or more Mortgage Loans at the time of performance of the relevant activity of the Servicer.

SFM: Saxon Funding Management LLC, and its successor and assigns.

SMS: Saxon Mortgage Services, Inc., a Texas corporation.

Startup Day: The Closing Date.

Stated Principal Balance: For any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of Liquidation Proceeds received with respect to that mortgage loan through the last day of the related Prepayment Period.

Stepdown Date: With respect to the Certificates, the later to occur of:

(1) the earlier to occur of

(x) the Distribution Date in May 2010, and

(y) the Distribution Date immediately following the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates is reduced to zero; and

(2) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Offered Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 47.40%.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subordinate Basis Risk Carry Forward Amount: With respect to any Class of Subordinate Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such Class of Subordinate Certificates would have been entitled to receive on such Distribution Date if the Aggregate Net WAC Cap had not been applicable to such Class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Aggregate Net WAC Cap and (ii) the related Basis Risk Carry Forward Amount for previous Distribution Dates remaining unpaid together with interest thereon at a rate equal to the related Pass-Through Rate for such Class of Subordinate Certificates for the most recently ended Interest Accrual Period.

Subordinate Certificates: The Class M Certificates and the Class B Certificates.

Subordinate Interest Distribution Amount: With respect to any Class of Subordinate Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and Relief Act Interest Shortfalls.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer, performing the substantial majority of the material functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement: Any written contract for the subservicing of the Mortgage Loans between the Servicer and a Subservicer.

Subsequent Recoveries: With respect to any Mortgage Loan other than a Nonrecoverable Mortgage Loan, unexpected recoveries, net of reimbursable expenses, received by the Servicer and remitted by it to the Trustee, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries. As to any Nonrecoverable Mortgage Loan, the excess of (i) any net Liquidation Proceeds received in respect of such loan; over (ii) the Projected Net Liquidation Value thereof.

Substitute Mortgage Loan: A Mortgage Loan substituted by the Depositor or Servicer for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) accrue interest on the same basis as the Deleted Mortgage Loan and be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (v) be covered by a Primary Mortgage Insurance Policy if the Deleted Mortgage Loan was so covered; and (vi) comply with each representation and warranty set forth in Section 2.3 hereof. Any of the characteristics described above may be satisfied in the aggregate by one or more Substitute Mortgage Loans.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.3 hereof.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.8 of this Agreement and designated as the “Supplemental Interest Trust” or the “Saxon Asset Securities 2007-2 Supplemental Interest Trust,” consisting of the Swap Agreement, the Swap Account, the Cap Agreement and the Excess Reserve Fund Account.

Swap Account: The meaning ascribed to such term pursuant to Section 4.8 hereof.

Swap Agreement: The interest rate swap agreement documented pursuant to the 1992 ISDA Master Agreement, together with a schedule, credit support annex and confirmation, between the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty attached hereto as Exhibit Q.

Swap Counterparty: Morgan Stanley Capital Services Inc. and any permitted successor thereto.

Swap Payment Allocation: For any Class of Certificates and any Distribution Date, that Class’s pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the Class Principal Balances at the beginning of the related Due Period of the Classes of Certificates.

Swap Payment Rate: With respect to any Distribution Date, a per annum rate equal to the quotient of (i) the product of (a) Net Swap Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Counterparty for such Distribution Date multiplied by (b) 12, divided by (ii) the aggregate of the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period, adjusted to reflect prepayments received after the first Day of the related Due Period that were distributed on the immediately preceding Distribution Date.

Swap Termination Payment: Any payment payable by the Trust or the Swap Counterparty upon termination of the Swap Agreement as a result of an Event of Default (as defined in the Swap Agreement) or a Termination Event (as defined in the Swap Agreement); provided that a Swap Termination Payment shall not include any such amount to the extent already received by the Swap Counterparty as a Replacement Swap Provider Payment.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Three Month Rolling Average: With respect to the Mortgage Loans and the end of the Due Period related to any Distribution Date, the rolling 3 month average percentage of the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent (including mortgage loans in foreclosure, REO Properties and mortgage loans discharged in bankruptcy).

Trigger Event: either a Cumulative Loss Trigger Event or a Delinquency Loss Trigger Event.

Trustee: Deutsche Bank National Trust Company and its successors and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Stated Principal Balance with respect to such Distribution Date.

Trustee Fee Rate: 0.0042% per annum.

Trust Fund: As described in Section 2.1 hereof.

Underwriter: Morgan Stanley & Co. Incorporated.

Underwriter’s Exemption: Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Underwritten Certificates: The Certificates purchased by the Underwriter pursuant to the Underwriting Agreement by and among SFM, Saxon Asset Securities Company and the Underwriter.

Unpaid Interest Shortfall Amount For any Class of Offered Certificates, the sum of Relief Act Interest Shortfalls and net prepayment interest shortfalls on the mortgage loans allocated to such Class of Offered Certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid.

Unpaid Realized Loss Amount For any Class of Certificates, the portion of any Realized Losses previously allocated to that Class remaining unpaid from prior Distribution Dates.

Upper-Tier REMIC: REMIC 3.

Voting Rights: The voting rights of the trust will be allocated as follows:

(i) 1% to each of the Class OC, Class P and Class R Certificates; and

(ii) the remainder to the Classes of Offered Certificates in proportion to their respective outstanding Class Principal Balances.

ARTICLE 2

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.1	Conveyance of Mortgage Loans.

(a)
To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable hereunder with respect to the Certificates and the performance of the covenants contained herein, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders as their interests may appear, all the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans, which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Substitute Mortgage Loans substituted therefor), together in each case with the related Mortgage Files and the Depositor’s interest in any collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Scheduled Payments due after the Cut-off Date and all principal prepayments received with respect to the Mortgage Loans paid by the borrower after the Cut-off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) the Sales Agreement; (iii)  the Swap Agreement, (iv) the Cap Agreement; and (v) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (v) above collectively, the “Trust Fund”). The Trustee is hereby authorized to enter into the Cap Agreement and the Swap Agreement on behalf of the Supplemental Interest Trust.

(b)
In connection with the transfer set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the following documents or instruments (collectively, the “Mortgage Loan Documents”) with respect to each Mortgage Loan so transferred:

(i) (A) the original Mortgage Note endorsed by manual or facsimile signature to the Trustee or the Custodian or in blank, without recourse, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (the “Last Endorsee”) (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(B) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii) except with respect to any Cooperative Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy of the Mortgage;

(iii) except with respect to any Mortgage Loan for which the related Mortgage names the Custodian as nominee for the originating lender (or similar designation satisfactory to the Custodian), as beneficiary or mortgagee, either (A) a duly executed assignment of the Mortgage in blank, or (B) an original recorded assignment of the Mortgage from the Last Endorsee to the Custodian or a copy of such assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof which in either case may be included in a blanket assignment or assignments;

(iv) each interim recorded assignment of such Mortgage, or a copy of each such interim recorded assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof;

(v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi) except as to any second lien Mortgage Loan in the original principal amount of $50,000.00 or less, either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property; and

(vii) in the case of a Cooperative Loan, the originals of the following documents or instruments:

(a)	The Coop Shares, together with a stock power in blank;
(b)	The executed Security Agreement;
(c)	The executed Proprietary Lease;
(d)	The executed Recognition Agreement;
(e)
The executed UCC1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Depositor’s interest in the Coop Shares and the Proprietary Lease; and

(f)
Executed UCC3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

(viii) the original Primary Mortgage Insurance Policy or certificate or, an electronic certification evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) any recorded assignments or interim assignments satisfying the requirements of clause (iii) or (iv) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall deliver such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor or Servicer shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver to the Trustee a copy of such Mortgage certified (to the extent such certification is reasonably obtainable) by such public recording office to be a true and complete copy of the original recorded Mortgage.

In addition, in the event that in connection with any Mortgage Loan the Depositor cannot deliver the original or duplicate original lender’s title policy (together with all riders thereto), satisfying the requirements of clause (vi) above, concurrently with the execution and delivery hereof because the related Mortgage or a related assignment has not been returned from the applicable public recording office, the Depositor shall promptly deliver to the Trustee or the Custodian on its behalf such original or duplicate original lender’s title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, and in any event, within 720 days following the Closing Date.

Subject to the immediately following sentence, as promptly as practicable subsequent to the transfer set forth in clause (a) of this Section 2.1, and in any event, within thirty (30) days thereafter, the Servicer shall as to any Mortgage Loan with respect to which the Depositor delivers an assignment of the Mortgage in blank pursuant to clause (b)(iii)(A) of this Section 2.1, (i) complete each such assignment of Mortgage to conform to clause (b)(iii)(B) of this Section 2.1, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records each such assignment of the Mortgages, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignments in recordable form, the Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in any state other than the Required Recordation States; however with respect to each MERS Mortgage Loan, the Servicer, at the expense of the Depositor, shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.8 hereof.

(c)
It is agreed and understood by the Depositor (and the Depositor so represents and recognizes) that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

Section 2.2 Acceptance by Trustee of the Mortgage Loans.

The Trustee or the Custodian, on behalf of the Trustee acknowledges receipt of the documents identified in the initial certification in the form annexed hereto as Exhibit C (the “Initial Certification”) and declares that it or the Custodian holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it or the Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees to execute and deliver or to cause the Custodian to execute and deliver on the Closing Date to the Depositor and the Servicer an Initial Certification in the form annexed hereto as Exhibit C. Based on its or the Custodian’s review and examination, and only as to the documents identified in such Initial Certification, the Custodian, on behalf of the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 360 days after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor and the Servicer a Final Certification in the form annexed hereto as Exhibit D, with any applicable exceptions noted thereon. Notwithstanding anything to the contrary contained herein, in the event there are exceptions to the Final Certification, the Trustee may transmit such exceptions electronically (via email) to the Depositor and the Servicer, subject to the prior approval of the Depositor and the Servicer.

If, in the course of such review, the Trustee or the Custodian, on behalf of the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1 hereof (the “Mortgage Loan Document Requirements”), the Trustee shall list or shall cause the Custodian to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. SFM shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if SFM does not correct or cure such defect within such period, SFM shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3 hereof, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date SFM was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicer or SFM and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by SFM in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit I hereto, the Trustee shall cause the Custodian to release the related Mortgage File to SFM and shall execute and deliver at SFM’s request such instruments of transfer or assignment prepared by SFM, in each case without recourse, as shall be necessary to vest in SFM, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

As soon as practicable after the delivery of a Substitute Mortgage Loan under Section 2.3 hereof, the Servicer, at the expense of the Depositor, shall (i) with respect to a Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the assignment of mortgage to be recorded by the Servicer if required pursuant to Section 2.1 hereof or (ii) with respect to a Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.1 hereof.

The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

It is understood and agreed that the obligation of SFM to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.1 hereof shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor or SFM.

In order to facilitate sales and deliveries of Mortgage Loans to the Trust Fund, the Trustee may execute and deliver one or more remittance agency agreements in substantially the form of Exhibit K hereto (each, a "Remittance Agency Agreement"), and in such event the Trustee: (i) shall perform the duties of Remittance Agent (as that term is defined in the related Remittance Agency Agreement); and (ii) may accept as conclusive evidence of the release of the related security interests one or more security release certifications in substantially the form attached as Exhibit L hereto (each, a "Security Release Certification").

Section 2.3 Representations, Warranties and Covenants of the Depositor and the Servicer.

(a) The Servicer represents and warrants to the Trustee and the Swap Counterparty that, as of the Closing Date:

(i) the Servicer is a corporation licensed as a mortgage servicer duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

(ii) the execution and delivery of this Agreement by the Servicer and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii) the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

(v) there are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement.

(b) The Depositor represents and warrants to the Trustee and the Swap Counterparty that, as of the Closing Date:

(i) the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(ii) the execution and delivery of this Agreement by the Depositor and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

(v) there are no actions or proceedings against, or investigations of, the Depositor pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of any of its obligations under, or the validity or enforceability of, this Agreement.

(c) Pursuant to Section 2.1(a)(iii) hereof, the Depositor has assigned to the Trustee, for the benefit of Certificateholders, its rights under each Sales Agreement, including each representation and warranty applicable to the Mortgage Loans (and the applicable remedies) set forth in such Sales Agreement in respect of the Mortgage Loans. Each Sales Agreement provides remedies against SFM directly to the Depositor.

Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Seller in respect of the Mortgage Loans that (i) materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan or (ii) is set forth in subsections (B) or (C) of Exhibit B to the Sales Agreement between the Depositor and SFM, the party discovering such breach shall give prompt notice thereof to the other parties. SFM hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach such of any representation or warranty which (x) materially and adversely affects the interests of the Certificateholders in any Mortgage Loan (it being understood that any such breach shall be deemed to materially and adversely affect the value of such Mortgage Loan or the interest of the Trust Fund therein, if the Trust Fund incurs a loss as the result of such breach) or (y) is set forth in subsections (B) or (C) of Exhibit B to the Sales Agreement between the Depositor and SFM, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4(a) hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Custodian on its behalf of a Request for Release substantially in the form of Exhibit I and the Mortgage File for any such Substitute Mortgage Loan. SFM shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies against the Seller. With respect to the representations and warranties described in this Section which are made to the best of SFM’s knowledge, if it is discovered by either the Servicer or the Trustee that the substance of such representation and warranty is inaccurate (if required to impose the obligations described above on SFM) and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding SFM’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Substitute Mortgage Loan, SFM shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by SFM on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter SFM shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and SFM shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made by SFM pursuant to the Sales Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release or shall cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to SFM and shall execute and deliver at SFM’s direction such instruments of transfer or assignment prepared by SFM , in each case without recourse, as shall be necessary to vest title in SFM, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

For any month in which SFM substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the sum of (i) the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty resulting from a violation of a predatory or abusive lending law applicable to such Mortgage Loan shall be deposited in the Collection Account by SFM on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that SFM shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month during which SFM became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.4 hereof and receipt of a Request for Release in the form of Exhibit I hereto, the Trustee shall release or shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to SFM, and the Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at SFM’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of each Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.3 (and the representations and warranties with respect to the Mortgage Loans made in each Sales Agreement) shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

(d) Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require SFM, at SFM’s option, to either (i) substitute, if the conditions in Section 2.3(d) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to this Section 2.3. The Trustee shall reconvey or shall cause the Custodian to reconvey to SFM the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in this Section 2.3.

Section 2.4 Delivery of Opinion of Counsel in Connection with Substitutions.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.2 or Section 2.3 shall be made more than 90 days after the Closing Date unless the Depositor or SFM delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not result in an Adverse REMIC Event.

Section 2.5 Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

ARTICLE 3

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.1 Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, provided, however, that unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent or (y) in the absence of default or imminent default, any such waiver, modification, postponement or indulgence would not cause an Adverse REMIC Event, the Servicer may not permit any modification with respect to any Mortgage Loan. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall promptly execute such documents and deliver them to the Servicer.

In accordance with the standards of the preceding paragraph, the Servicer shall make Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6 hereof, and further as provided in Section 3.8 hereof. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Upon request of the Servicer, the Trustee and the Custodian shall furnish the Servicer with any powers of attorney necessary or appropriate to enable the Servicer to execute in the name of the Trustee or the Custodian, as applicable, all documents reasonably required to perform the servicing functions described in this Article 3.

Section 3.2 Subservicing; Enforcement of the Obligations of Servicers.

(a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

Notwithstanding anything to the contrary set forth herein, as a condition to the utilization of any Subservicer or Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 with respect to more than 5 percent of the pool assets, the Servicer shall obtain from any such Subservicer or Subcontractor used by the Servicer for the benefit of the Depositor a written agreement from such Subservicer or Subcontractor (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 3.16 and 3.17 of this Agreement to the same extent as if such Subservicer or Subcontractor were the Servicer.

Section 3.3 Rights of the Trustee in Respect of the Servicer.

The Trustee shall not have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee be obligated to supervise the performance of the Servicer hereunder or otherwise.

Section 3.4 Trustee to Act as Servicer.

In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Successor Servicer shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.9 hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.2 or 2.3 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.3 hereof or (v) deemed to have made any representations and warranties of the Servicer hereunder). If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Successor Servicer shall succeed to any rights and obligations of the Servicer under this Pooling and Servicing Agreement.

The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to the Servicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Servicing Agreement to the assuming party.

Section 3.5 Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

(a) The Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, and subject to the provisions of Section 3.1 hereof, the Servicer may in its discretion (i) waive any late payment charge or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, any P&I Advance required to be made by the Servicer on the related Mortgage Loan in accordance with the provisions hereof (i) with respect to the Prepayment Period in which such arrangement became effective shall be made in accordance with the amortization schedule of such Mortgage Loan without giving effect to the modification thereof by reason of such arrangements and (ii) with respect to any Prepayment Period thereafter shall be made in accordance with the amortization schedule of such Mortgage Loan as so modified. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

The Servicer shall comply with the provisions of Section 3.21 hereof with respect to each Prepayment Penalty related to the Mortgage Loans.

(b) The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit or cause to be deposited as soon as practicable following receipt but in no event no later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Prepayment Interest Excess;

(iii) each Prepayment Penalty required to be deposited by the Servicer hereunder;

(iv) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(v) any amount required to be deposited by the Servicer pursuant to Section 3.5(d) in connection with any losses on Permitted Investments;

(vi) any amounts required to be deposited by the Servicer pursuant to Section 3.9(b) and (d) hereof, and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

(vii) any amounts required to be deposited pursuant to this Agreement in connection with the repurchase of a Mortgage Loan by SFM;

(viii) all Substitution Adjustment Amounts;

(ix) all P&I Advances made by the Servicer pursuant to Section 3.19 hereof; and

(x) the amount of any Subsequent Recoveries.

In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicer shall cause funds to be deposited into the Collection Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the related Mortgage Rate (net of the Servicing Fee Rate) on such date.

The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.8.

(c) The Trustee shall establish and maintain, on behalf of Certificateholders, the Distribution Account. On each Distribution Account Deposit Date, the Servicer shall remit to the Trustee for deposit in the Distribution Account the Available Distribution Amount for such date. In addition, the Trustee shall deposit any amounts received from the Servicer pursuant to Section 3.5(d) in connection with losses on Permitted Investments in the Distribution Account.

In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.8. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

(d) The institutions at which the Collection Account and Distribution Account are maintained shall invest funds as directed by the Servicer in Permitted Investments which in each case shall mature not later than (i) in the case of the Collection Account, the second Business Day immediately preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and (ii) in the case of the Distribution Account, the Business Day next preceding the related Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and all income and gain net of any losses realized from any such investment of funds on deposit in the Distribution Account shall be for the benefit of the Servicer. The amount of any realized losses in the Collection Account or the Distribution Account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account or the Distribution Account, respectively. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account and made in accordance with this Section 3.5.

(e) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 3.6 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and 3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

(c) The Servicer shall advance, as Servicing Advances, any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, provided, however that the Servicer shall not be required to make any such advance if such advance, in the good faith judgment of the Servicer, would constitute a Nonrecoverable Advance.

Section 3.7 Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

Section 3.8 Permitted Withdrawals from the Collection Account and Distribution Account.

(a) The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i) to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Collection Account as additional servicing compensation;

(ii) to the extent not previously retained by the Servicer, to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

(iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

(iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

(v) to reimburse the Servicer for unpaid Servicing Fees as provided in Section 3.11 hereof;

(vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.2, 2.3 or 3.11, all amounts received thereon after the date of such purchase;

(vii) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

(viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

(ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the Available Distribution Amount and remit such amount to the Trustee for deposit in the Distribution Account; and

(x) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.1 hereof.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

(b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may prior to making the distribution pursuant to Section 4.1 from time to time make withdrawals from the Distribution Account for the following purposes:

(i) to pay to itself the Trustee Fee and reimburse itself for reasonable expenses for the related Distribution Date (allocated pro rata by Group, if applicable);

(ii) to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14;

(iii) to pay to the Servicer earnings on or investment income with respect to funds in the Distribution Account;

(iv) to withdraw and return to the Servicer any amount deposited in the Distribution Account and not required to be deposited therein, including any amounts owed to the Servicer as part of the Servicing Fee in accordance with the terms hereunder; and

(v) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.1 hereof.

Section 3.9 Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a) The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan; (ii) the outstanding principal balance of the Mortgage Loan and (iii) the maximum amount available in the locality of the related Mortgaged Property from insurers generally acceptable to institutional residential mortgage lenders without payment of extraordinary premium. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

(b) In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section with respect to all of the Mortgage Loans so covered, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

(c) The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

The Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% (or such lower Loan-to-Value Ratio as may be provided by applicable law) as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value (or other method of determination as may be provided by applicable law) or (ii) if maintaining such Primary Insurance Policy is otherwise prohibited by applicable law.

The Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.

(d) In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

Section 3.10 Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent, in the Servicer’s reasonable judgment, enforcement is permitted under applicable law and governmental regulations. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b) Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

Section 3.11 Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a) The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.5, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer as contemplated in Section 3.8. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgage Loan, as contemplated in Section 3.8.

(b) If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and shall proceed with such in foreclosure or by deed in lieu of foreclosure only if the Servicer reasonably determines that doing so shall more like than not be in the best interests of the Trust Fund, considering all relevant factors including such environmental matters. For the purpose of this Section, actual knowledge of the Servicer means actual knowledge of a Servicing Officer involved in the servicing of the relevant Mortgage Loan at the time such knowledge was acquired. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

(c) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders, provided that the Servicer may cause title to be placed in the name of the Custodian or the Servicer if the Servicer reasonably determines that such manner of holding title is required or advisable in order to facilitate the foreclosure process as to any one or more particular Mortgage Loans. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity thereunder. The Servicer shall use its reasonable best efforts, to sell, or cause its Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property serviced by the Servicer or Subservicer as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by REMIC 1 unless (i) the Servicer applies for and receives an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains an Opinion of Counsel, addressed to the Depositor, the Trustee and the Servicer, to the effect that the holding by REMIC 1 of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause any REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property serviced by the Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by REMIC 1 of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code. An independent contractor, as the agent of the Servicer, may be retained by the Servicer to perform functions relating to the title, management and disposition of REO Property. The Servicer shall be responsible for such independent contractor’s fees and expenses relating to an REO Property and shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Advances. The Servicer shall prepare for and deliver to the Trustee a statement with respect to any REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

(d) Reserved.

(e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a “United States person,” as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligor on such Mortgage Loan.

(f) Promptly upon making any determination not to foreclose, or to discontinue the foreclosure process, as to any Mortgage Loan, the Servicer shall deliver to the Trustee an Officer’s Certificate signed by a Servicing Officer identifying the Mortgage Loans as to which such determination has been made (each such Mortgage Loan, a “Nonrecoverable Mortgage Loan”) setting forth the basis for such determination.

(g) The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(h) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the Servicing Fee Rate) to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.14.

(i) The Servicer shall manage, conserve, protect and operate each related REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee. The Trustee shall have no obligations with respect to any REO Dispositions.

(j) The Servicer shall have the right to purchase any Mortgage Loan which as of the first day of a Fiscal Quarter is 90 days or more Delinquent from the Trust at a price equal to the Purchase Price; provided, however, that (i) such Mortgage Loan is still 90 days or more Delinquent as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the day prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter becomes 90 days or more Delinquent again, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter. For any such Mortgage Loan that is a Nonrecoverable Mortgage Loan, such purchase shall be at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, and provided further that any REO Property may be disposed of pursuant to the preceding Section 3.11(i). The total price calculated pursuant to the preceding sentence for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of the Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 3.12 Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered a Request for Release substantially in the form of Exhibit I. Upon receipt of such request, the Trustee shall or shall cause the Custodian to promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case as provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. In lieu of the document execution process described in the preceding two sentences, the Servicer shall be authorized to execute each such Request for Release, request for reconveyance, deed of reconveyance, and release, satisfaction of mortgage, or such instrument releasing the lien of the Mortgage as attorney in fact for the Trustee (or the Custodian, if applicable) pursuant to the powers of attorney described in Section 3.1. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its Custodian when the need therefor by the Servicer no longer exists.

If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Section 3.13 Documents Records and Funds in Possession of Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee, or the Custodian on its behalf, all documents and instruments described in Section 2.1(b), and shall hold as Servicer and agent of the Trustee all other documents, in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.14 Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Distribution Date shall be reduced (i) by the amount of any Compensating Interest paid by the Servicer with respect to such Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.1(a) and not so deposited.

Additional servicing compensation in the form of (i) Prepayment Interest Excess and all income and gain net of any losses realized from Permitted Investments and (ii) assumption fees, late payment charges, and other receipts not required to be deposited to the Collection Account pursuant to Section 3.5 hereof, including any Excess Proceeds, shall be retained by the Servicer as additional servicing compensation. The Servicer shall be required to pay all expenses incurred by them respectively in connection with their respective activities hereunder to the extent such expenses do not constitute Advances or Nonrecoverable Advances as defined in this Agreement and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 3.15 Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.16 Annual Statement as to Compliance.

Commencing in 2008, the Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each applicable calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year) an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Upon request, the Trustee shall forward a copy of each such statement to each Rating Agency and each Underwriter.

Commencing in 2008, on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Servicer shall deliver to the Depositor, the Servicer and the Trustee a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Servicer, and that are backed by the same asset type as the Mortgage Loans. Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

Copies of such statements shall be provided to any Securityholder upon request, by the Servicer or by the Trustee at the Servicer’s expense if the Servicer failed to provide such copies (unless (i) the Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Servicer’s failure to provide such statement).

The Servicer shall promptly notify the Depositor and the Trustee (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Trustee and the Depositor) at any time an affiliate of any of the Seller, the Trustee or any Servicer, Subservicer, Subcontractor or “Originator” contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB.

Section 3.17 Annual Independent Public Accountants’ Servicing Statement.

Commencing in 2008, on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Servicer shall deliver to the Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer pursuant to the second paragraph of Section 3.16. Such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

Section 3.18 Errors and Omissions Insurance; Fidelity Bonds.

The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.19 Advances.

The Servicer shall determine on or before each Determination Date whether it is required to make a P&I Advance pursuant to the definition thereof. If the Servicer determines it is required to make a P&I Advance, it shall, before the Distribution Account Deposit Date, deposit into the Distribution Account an amount equal to the P&I Advance. The Servicer shall be entitled to be reimbursed for all P&I Advances of its own funds made pursuant to this Section as provided in Section 3.8 hereof. The obligation to make P&I Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated, provided that in no event shall the Servicer be required to make any proposed Advance that, if made, would in the good faith judgment of the Servicer to be a Nonrecoverable Advance.

The Servicer shall deliver to the Trustee on the related Distribution Account Deposit Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.

Section 3.20 Advance Facility.

The Servicer is hereby authorized to enter into any facility with any Person (any such Person, an “Advance Facility Counterparty”) which provides that the Servicer may pledge or sell its rights to receive reimbursement of Advances pursuant to this Agreement (“Advance Reimbursement Rights”) pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an “Advance Facility”), although no Advance Facility shall reduce or otherwise affect the Servicer’s obligations to fund such Advances. If so required pursuant to the terms of an Advance Facility, to the extent that an Advance Facility Counterparty makes all or a portion of any Advance and the Advance Facility Counterparty and the Servicer provide the Trustee with notice acknowledged by the Servicer that such Advance Facility Counterparty is entitled to reimbursement, such Advance Facility Counterparty shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided. Such notice from the Advance Facility Counterparty and the Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the Advance to be reimbursed. The Trustee shall be entitled to conclusively rely without independent investigation on the Advance Facility Counterparty’s statement with respect to the amount of any reimbursement pursuant to this Section 3.20 and with respect to the Advance Facility Counterparty’s statement with respect to the Section of this Agreement permits the Advance to be reimbursed. An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a Subservicer under this Agreement.

(b) If so required pursuant to the terms of an Advance Facility, the Servicer may direct, and if so directed in writing the Trustee is hereby authorized to and shall pay to the Advance Facility Counterparty (i) reimbursements for Advances; and (ii) all or such portion of the Servicing Fee as may be so specified in the Advance Facility, that would otherwise be payable to the Servicer pursuant to this Agreement or the Servicing Agreement.

(c) Upon request of the Servicer, the Trustee agrees to execute such acknowledgments recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights and Servicing Fees as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.20, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty. The implementation of the arrangement described in this Section shall not require the consent of Certificateholders or the Trustee.

Section 3.21 Prepayment Penalties.

The Servicer will not waive any Prepayment Penalty or part of a Prepayment Penalty unless (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total net proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default; (ii) the related Mortgage Loan indebtedness has been accelerated; or (iii) the Servicer obtains an Opinion of Counsel, which may be in-house counsel for the Servicer, opining that the Prepayment Penalty is not legally enforceable in the circumstances under which the related prepayment occurs. In no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseen default.

ARTICLE 4

DISTRIBUTIONS

Section 4.1 Priorities of Distribution.

(a) On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account, net of the Trustee Fee and Trustee’s expenses, of an amount equal to the Interest Remittance Amount in the following order of priority:

(i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any;

(ii) concurrently, (1) from the remaining portion of the Interest Remittance Amount related to the Group 1 Mortgage Loans, to the Class A-1 Certificates, their Senior Interest Distribution Amount for such Distribution Date, and (2) from the remaining portion of the Interest Remittance Amount related to the Group 2 Mortgage Loans, concurrently, to the Group 2 Senior Certificates, their respective Senior Interest Distribution Amounts for such Distribution Date, pro rata based on their respective Senior Interest Distribution Amounts for such Distribution Date;

(iii) concurrently, (1) from the remaining portion of the Interest Remittance Amount related to the Group 1 Mortgage Loans, concurrently, to the Group 2 Senior Certificates, their respective Senior Interest Distribution Amounts for such Distribution Date remaining unpaid after clause second above, pro rata based on their respective Senior Interest Distribution Amounts for such Distribution Date, and (2) from the remaining portion of the Interest Remittance Amount related to the Group 2 Mortgage Loans, to the Class A-1 Certificates, their Senior Interest Distribution Amount for such Distribution Date remaining unpaid after clause second above;

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, their respective Subordinate Interest Distribution Amounts, in each case, to the extent of the Interest Remittance Amount remaining after distributions of interest to the Classes of Certificates with a higher payment priority; and

(v) any remaining Interest Remittance Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow pursuant to Section 4.1(d) below;

(b) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each Class of Certificates shall be entitled to receive distributions in respect of principal from the Principal Distribution Amount and the Swap Counterparty shall be entitled to the payments described below, in each case to the extent of the Available Distribution Amount available therefor after payment of the Interest Distribution Amount, in the following order of priority:

(i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions from the Interest Remittance Amount for that Distribution Date;

(ii) to the Senior Certificates in accordance with Section 4.1(e);

(iii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

(iv) any remaining Principal Distribution Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow pursuant to Section 4.1(d) below;

(c) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each Class of Certificates and the Swap Counterparty shall be entitled to receive distributions from the Principal Distribution Amount, in each case to the extent of the Available Distribution Amount available therefore after payment of the Interest Remittance Amount, in the following order of priority:

(i) to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions from the Interest Remittance Amount for that Distribution Date;

(ii) to the holders of the Senior Certificates, in an amount up to the Senior Principal Distribution Amount, in accordance with Section 4.1(e), until their respective Class Principal Balances are reduced to zero;

(iii) to the Class M-1 Certificates, in an amount up to the Class M-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(iv) to the Class M-2 Certificates, in an amount up to the Class M-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(v) to the Class M-3 Certificates, in an amount up to the Class M-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(vi) to the Class M-4 Certificates, in an amount up to the Class M-4 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(vii) to the Class M-5 Certificates, in an amount up to the Class M-5 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(viii) to the Class M-6 Certificates, in an amount up to the Class M-6 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(ix) to the Class B-1 Certificates, in an amount up to the Class B-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(x) to the Class B-2 Certificates, in an amount up to the Class B-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(xi) to the Class B-3 Certificates, in an amount up to the Class B-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(xii) any remaining Principal Distribution Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow pursuant to Section 4.1(d) below;

(d) On each Distribution Date, the Net Monthly Excess Cashflow and, for purposes of making distributions at priorities (i), and (xxi) through (xxv) below, from the Excess Reserve Fund, will be distributed to the certificates and the Swap Counterparty in the following order of priority:

(i) from any Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, concurrently, to the Classes of Offered Certificates then outstanding, first pro rata, based on their respective Class Principal Balances, to the extent needed to pay any Interest Carry Forward Amount for each such Class and then, pro rata, based on any Interest Carry Forward Amount remaining for each such Class, in an amount up to the amount of any Interest Carry Forward Amount remaining unpaid for such Classes of Certificates;

(ii) to the Class M-1 Certificates, the related Interest Carry Forward Amount;

(iii) to the Class M-1 Certificates, the related Unpaid Realized Loss Amount;

(iv) to the Class M-2 Certificates, the related Interest Carry Forward Amount;

(v) to the Class M-2 Certificates, the related Unpaid Realized Loss Amount;

(vi) to the Class M-3 Certificates, the related Interest Carry Forward Amount;

(vii) to the Class M-3 Certificates, the related Unpaid Realized Loss Amount;

(viii) to the Class M-4 Certificates, the related Interest Carry Forward Amount;

(ix) to the Class M-4 Certificates, the related Unpaid Realized Loss Amount;

(x) to the Class M-5 Certificates, the related Interest Carry Forward Amount;

(xi) to the Class M-5 Certificates, the related Unpaid Realized Loss Amount;

(xii) to the Class M-6 Certificates, the related Interest Carry Forward Amount;

(xiii) to the Class M-6 Certificates, the related Unpaid Realized Loss Amount;

(xiv) to the Class B-1 Certificates, the related Interest Carry Forward Amount;

(xv) to the Class B-1 Certificates, the related Unpaid Realized Loss Amount;

(xvi) to the Class B-2 Certificates, the related Interest Carry Forward Amount;

(xvii) to the Class B-2 Certificates, the related Unpaid Realized Loss Amount;

(xviii) to the Class B-3 Certificates, the related Interest Carry Forward Amount;

(xix) to the Class B-3 Certificates, the related Unpaid Realized Loss Amount;

(xx) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(xxi) from any remaining Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, concurrently, to the Classes of Offered Certificates then outstanding, first pro rata, based on their respective Class Principal Balances, to the extent needed to pay any Basis Risk Carry Forward Amount for each such Class and then, pro rata, based on any Basis Risk Carry Forward Amount remaining for each such Class, in an amount up to the amount of any Basis Risk Carry Forward Amount remaining unpaid for such Classes of Certificates;

(xxii) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account), sequentially, first (i) concurrently, to the Classes of Senior Certificates currently outstanding, first pro rata, based on their respective Class Principal Balances, to the extent needed to pay any Basis Risk Carry Forward Amount for each such Class and then, pro rata, based on any Basis Risk Carry Forward Amount remaining unpaid for each such Class, in an amount up to the amount of any Basis Risk Carry Forward Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Basis Risk Carry Forward Amount for such Classes of Certificates;

(xxiii) from all remaining amounts (including remaining funds on deposit in the Excess Reserve Fund Account), sequentially, first (i) concurrently, to the Senior Certificates, first pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount remaining unpaid for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates;

(xxiv) from all remaining amounts (including remaining funds on deposit in the Excess Reserve Fund Account), to the Swap Account, the amount of any Defaulted Swap Termination Payment owed to the Swap Counterparty;

(xxv) from all remaining amounts (including remaining funds on deposit in the Excess Reserve Fund Account), to the holders of the Class OC Certificates, the Class OC Distributable Amount and any remaining Interest Rate Cap Payment; and

(xxvi) to the holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term with respect to the Mortgage Loans or any Distribution Date thereafter, then any such remaining amounts, together with the Class P Distribution Amount, will be distributed first, to the holders of the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero; and second, to the holders of the Class R Certificates.

(e) All principal distributions to the holders of the Senior Certificates on any Distribution Date will be allocated concurrently between the Group 1 Senior Certificates and the Group 2 Senior Certificates, based on their respective Class A Principal Allocation Percentages for that Distribution Date. Any payments of principal to the Group 1 Senior Certificates will first be made from payments relating to the Group 1 Mortgage Loans and any payments of principal to the Group 2 Senior Certificates will first be made from payments relating to the Group 2 Mortgage Loans.

However, commencing with the Distribution Date on which the aggregate Class Principal Balance of either the Group 1 Senior Certificates or the Group 2 Senior Certificates has been reduced to zero, the remaining principal distributions distributable to the Senior Certificates on that Distribution Date and all of the principal distributions distributable to the Senior Certificates on all subsequent Distribution Dates will be distributed to the holders of the remaining Senior Certificates in accordance with the principal distribution allocations described below, until their Class Principal Balances have been reduced to zero (without regard to the Group 1 Senior Principal Allocation Amount or Group 2 Senior Principal Allocation Amount).

Distributions to the Group 1 Senior Certificates. On each Distribution Date, the Group 1 Senior Principal Allocation Amount will be distributed to the Class A-1 Certificates, until its Class Principal Balance is reduced to zero;

Distributions to the Group 2 Senior Certificates. On each Distribution Date, the Group 2 Senior Principal Allocation Amount will be distributed, sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, in that order, until their respective Class Principal Balances have been reduced to zero.

However, from and after the Distribution Date on which the aggregate Class Principal Balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates and the Class Principal Balance of the Class OC Certificates have been reduced to zero, any principal distributions allocable to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates are required to be distributed pro rata among those Classes, based on their Class Principal Balances, until their Class Principal Balances have been reduced to zero.

(f) On each Distribution Date, the Class P Distribution Amount received during the related Prepayment Period will be distributed to the holders of the Class P Certificates.

Section 4.2 Method of Distribution.

(a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date shall be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

(b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

(c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to a “Foreign Person” as defined in Section 1445(f)(3) of the Code.

Section 4.3 Allocation of Losses.

(a) On each Distribution Date, the Trustee shall allocate any excess of the aggregate Class Principal Balance of the Certificates over the aggregate Stated Principal Balance of the Mortgage Loans to reduce the Class Principal Balances of the Subordinate Certificates in the following order of priority:

(i) to the Class B-3 Certificates, until the Class Principal Balance thereof is reduced to zero;

(ii) to the Class B-2 Certificates, until the Class Principal Balance thereof is reduced to zero;

(iii) to the Class B-1 Certificates, until the Class Principal Balance thereof is reduced to zero;

(iv) to the Class M-6 Certificates, until the Class Principal Balance thereof is reduced to zero;

(v) to the Class M-5 Certificates, until the Class Principal Balance thereof is reduced to zero;

(vi) to the Class M-4 Certificates until the Class Principal Balance thereof has been reduced to zero;

(vii) to the Class M-3 Certificates until the Class Principal Balance thereof has been reduced to zero;

(viii) to the Class M-2 Certificates until the Class Principal Balance thereof is reduced to zero; and

(ix) to the Class M-1 Certificates until the Class Principal Balance thereof is reduced to zero.

(b) Realized Losses shall not be allocated to the Senior Certificates or the Class P Certificates.

(c) Notwithstanding the foregoing, the Class Principal Balance of a Class of Subordinate Certificates that has been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the Certificateholders on any Distribution Date in the same manner as prepayments received in the related Prepayment Period. In addition, the Class Principal Balance of each Class of Subordinate Certificates to which Realized Losses have been allocated, shall be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of Subordinate Certificates to the extent that (i) the related Realized Loss was allocated to any Class of Subordinate Certificates and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of immediately preceding Due Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that prior Due Date) exceeds the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date. However, the Class Principal Balance of each such Class of Subordinate Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of Subordinate Certificates. Holders of Certificates whose Class Principal Balance is increased in this manner shall not be entitled to interest on the increased balance for any Interest Accrual Period preceding the Distribution Date on which the increase occurs. The foregoing provisions shall apply even if the Class Principal Balance of a Class of Subordinate Certificates was previously reduced to zero. Accordingly, each Class of Subordinate Certificates will be considered to remain outstanding until the termination of the Trust Fund.

Section 4.4 Reports to the Depositor and the Trustee.

On or before the Business Day preceding each Distribution Date, the Servicer shall notify, or cause to be notified, the Depositor and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, electronic transmission or by telephone promptly confirmed in writing):

(a)	the aggregate amount then on deposit in the Distribution Account and the source thereof (identified as interest, scheduled principal or unscheduled principal);

(b)	the amount of any Realized Losses and Unpaid Realized Loss Amounts;

(c)	the application of the amounts distributed on such Distribution Date pursuant to Section 4.1 hereof (including the distribution of any Subsequent Recoveries);

(d)	whether a Trigger Event has occurred; and

Section 4.5 Reports by or on Behalf of the Servicer.

(a) On or as soon as practicable following each Distribution Date, the Servicer shall report or cause to be published on the Trustee’s website located at https://www.tss.db.com/invr, or such other website designated by the Trustee as may be set forth in a notice provided to the Holder of each of the Certificates and each Rating Agency, the following information:

(i) with respect to each Class of Certificates (other than Class OC and Class R) (based on a Certificate in the original principal amount of $1,000):

(A)	the amount of the aggregate distributions on such Distribution Date;

(B)	the amount of such distribution allocable to interest;

(C)
the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Adjustment Amounts, repurchase amounts pursuant to Article 2 or other recoveries of principal included therein, any Extra Principal Distribution Amount for such Distribution Date;

(D)	the Class Principal Balance after giving effect to any distribution allocable to principal; and

(E)	any Interest Carry Forward Amount and any Basis Risk Carry Forward Amount;

(ii) the Net WAC Cap applicable to each Class of Certificates;

(iii) any Subsequent Recoveries and Realized Losses for the period and since the Cut-off Date;

(iv) the largest Mortgage Loan balance outstanding in each Group;

(v) Prepayment Penalties collected and owed;

(vi) the Servicing Fees allocable to each Group, and any fees paid to the Trustee or the Custodian;

(vii) One-Month LIBOR on the most recent Interest Determination Date;

(viii) the Pass-Through Rates for the Certificates for the current Interest Accrual Period and whether such rates have been capped;

(ix) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related prepayment period;

(x) the percentage that each of the Stated Principal Balances set forth pursuant to clauses (a), (b) and (c) of paragraph (ix) above represent with respect to all Mortgage Loans in each Group;

(xi) the number and Stated Principal Balance of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

(xii) the number of Mortgagors and the Stated Principal Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

(xiii) the aggregate number and aggregate book value of any REO Property in each Group as of the close of business as of the end of the related Prepayment Period;

(xiv) the number and amount by principal balance of 60+ Day Delinquent Loans in each Group as of the end of the related Prepayment Period;

(xv) the aggregate Stated Principal Balance of the Mortgage Loans, the Mortgage Rates (in incremental ranges), the Weighted Average Net Rate, the weighted average life and the weighted average remaining term of the Mortgage Loans, at the beginning and at the end of the related Prepayment Period;

(xvi) the Stated Principal Balance of the Mortgage Loans whose Mortgage Rates adjust on the basis of six-month LIBOR at the end of the related Prepayment Period;

(xvii) the amount of cash flow received for such Distribution Date, and the sources thereof;

(xviii) the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(xix) the applicable Record Date, Interest Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

(xx) the amount on deposit in the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date; and

(xxi) the amount of any payments under the Swap Agreement.

(b) All allocations made by the Trustee shall be based on information the Trustee receives from the Servicer which the Trustee shall be protected in relying on.

In addition to the information listed above, such report shall also include such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB, to the extent such information is provided to the Trustee on a timely basis by the responsible party as set forth in Exhibit S.

Section 4.6 The Calculation Agent.

(a) The Calculation Agent, as agent for the Servicer, shall timely and accurately (i) perform and provide to the Trustee calculations of all amounts of principal and interest required to be distributed on each Distribution Date pursuant to this Article 4; and (ii) in connection with such calculations, determine the appropriate One Month LIBOR with respect to each Interest Determination Date in accordance with the definition of “One Month LIBOR” set forth in Section 1.1. The Calculation Agent shall not resign from its capacity as the Calculation Agent on fewer than sixty (60) prior written days notice to the Servicer.

(b) The compensation of the Calculation Agent shall be the responsibility of the Servicer, payable from the Servicing Fee.

(c) The Servicer may terminate the Calculation Agent, in its capacity as the Calculation Agent, at any time, with or without cause, upon thirty (30) days notice in writing to the Calculation Agent. No fee shall be payable to the Calculation Agent in connection with any such termination.

Section 4.7 The Excess Reserve Fund Account.

(a) The Trustee shall establish and maintain an Excess Reserve Fund Account to be held in trust for the benefit of Holders of the Certificates. The Excess Reserve Fund Account shall at all times be an Eligible Account. On each Distribution Date, the Trustee shall deposit in the Excess Reserve Fund Account all amounts received on the Cap Agreement since the preceding Distribution Date. Amounts on deposit in the Excess Reserve Fund Account shall be invested at the direction of the Depositor on behalf of the Holders of the Class OC Certificate. Investments in the Excess Reserve Fund Account shall be limited to Permitted Investments.

(b) The Excess Reserve Fund Account shall not be an asset of any REMIC created pursuant to this Agreement. For state and federal tax purposes, the Holder of the Class OC Certificate shall be the beneficial owner of the Excess Reserve Fund Account.

Section 4.8 The Supplemental Interest Trust.

(a) A separate trust is hereby established (the “Supplemental Interest Trust” or the “Saxon Asset Securities Trust 2007-2 Supplemental Interest Trust”), the corpus of which shall be held by the Trustee in trust for the benefit of the Certificateholders. The Trustee shall be the trustee of the Supplemental Interest Trust. The Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Swap Account”). The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. The Supplemental Interest Trust will not be an asset of any REMIC hereunder.

(b) On each Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Counterparty and Net Swap Receipts will be deposited into the Swap Account. Funds in the Swap Account will be distributed in the following order of priority:

(i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for that Distribution Date;

(ii) to the Swap Counterparty, any Swap Termination Payment, but not including any Defaulted Swap Termination Payment, for that Distribution Date;

(iii) concurrently, to the Senior Certificates, pro rata, any unpaid Senior Interest Distribution Amount remaining unpaid after distribution of the Interest Remittance Amount;

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any unpaid Subordinate Interest Distribution Amount remaining unpaid after distribution of the Interest Remittance Amount and any unpaid Interest Carry Forward Amounts remaining unpaid after distribution of net Monthly Excess Cashflow;

(v) to the Offered Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the amount necessary to meet the Overcollateralization Target for that Distribution Date (to the extent remaining unpaid from the Available Distribution Amount);

(vi) concurrently, to the Senior Certificates, pro rata, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts, to the extent unpaid from funds on deposit in the Excess Reserve Fund Account;

(vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts, to the extent unpaid from funds on deposit in the Excess Reserve Fund Account;

(viii) concurrently, to the Offered Certificates, pro rata by need, any remaining Basis Risk Carry Forward Amounts, to the extent unpaid;

(ix) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Unpaid Realized Loss Amounts;

(x) sequentially, first (i) concurrently, to the Senior Certificates, first pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount remaining unpaid for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates;

(xi) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty for that Distribution Date; and

(xii) all remaining amounts to the holder of the Class OC Certificates.

If the Swap Counterparty should fail to perform any of its obligations under the Swap Agreement or the Cap Agreement, or breach any of its representations and warranties made pursuant to the Swap Agreement or the Cap Agreement, the Trustee shall send any notices and make any demands, on behalf of the Trust as are required under the Swap Agreement or the Cap Agreement, as applicable. To the extent that the Swap Counterparty fails to make any payment required under the terms of the Swap Agreement or the Cap Agreement, the Trustee shall immediately demand that Morgan Stanley, the guarantor of the Swap Counterparty’s obligations under the guarantee of Morgan Stanley relating to the Swap Agreement and the Cap Agreement, make any and all payments then required to be made by Morgan Stanley pursuant to such guarantee. In addition, in the event a “Delivery Amount” (as defined in the credit support annex to the Swap Agreement or the Cap Agreement, as applicable) payable but not delivered by the Swap Counterparty as required by the Swap Agreement or Cap Agreement, as applicable, the Trustee shall deliver a notice of failure to transfer collateral on the next Business Day following such failure, in accordance with the terms of the credit support annex to the Swap Agreement and Cap Agreement.

Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, the Trustee shall use the Swap Termination Payment to enter into a replacement interest rate swap agreement as directed by the Depositor with a successor swap counterparty (or its guarantor) meeting the ratings requirements set forth in the Swap Agreement being terminated on the same remaining terms as those in the Swap Agreement being terminated, so long as the Swap Termination Payment is sufficient to obtain such replacement interest rate swap agreement. In the event that the Trust receives a Swap Termination Payment, and a successor swap counterparty (or its guarantor) cannot be obtained, then the Trustee shall be required to deposit any Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in such reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account shall remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

In the event that, upon the Supplemental Interest Trust entering into a replacement interest rate swap, the Trust is entitled to receive a Replacement Swap Counterparty Payment from a replacement swap provider, such replacement interest rate swap shall provide that the replacement swap counterparty shall make such Replacement Swap Counterparty Payment to the Swap Account, which obligation shall be enforced by the Trustee pursuant to the terms of such replacement interest rate swap. Notwithstanding the foregoing, any Replacement Swap Counterparty Payment shall be made from the Swap Account to the Swap Counterparty immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any Replacement Swap Counterparty Payment is made to an account other than the Swap Account, then, notwithstanding anything to the contrary contained in this Agreement, any Replacement Swap Counterparty Payment shall be paid to the Swap Counterparty immediately upon receipt of such Replacement Swap Counterparty Payment by the Trust, regardless of whether the date of receipt thereof is a Distribution Date and without regard to anything to the contrary contained in this Agreement. For the avoidance of doubt, the parties agree that the Swap Counterparty shall have first priority to any Replacement Swap Counterparty Payment over the payment by the Trust to Certificateholders, any Servicer, the Custodian, the Trustee or any other Person. However, to the extent any Replacement Swap Counterparty Payment received from a replacement swap counterparty and paid to the Swap Counterparty being replaced is less than the full amount of a Swap Termination Payment owed to the Swap Counterparty , any remaining amount of the Swap Termination Payment shall be paid to the Swap Counterparty on subsequent Distribution Dates in accordance with this Section 4.8 and Section 4.1 (unless the Replacement Swap Counterparty Payment is paid to the Swap Counterparty on a Distribution Date, in which case such remaining amounts will be paid on such Distribution Date).

(c) Funds in the Swap Account shall be invested in Permitted Investments. Any earnings on such amounts shall be added to the amounts distributed on each Distribution Date pursuant to Section 4.10(b). The Class OC Certificates shall evidence ownership of the Swap Account for federal income tax purposes and the Depositor on behalf of the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Depositor shall be liable for any losses incurred on such investments.

(d) Upon termination of the Trust, any amounts remaining in the Swap Account shall be distributed to the Class OC Certificates.

(e) It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder of the Class OC Certificates unless and until the date when either (a) there is more than one Class OC Certificateholder or (b) any Class of Certificates in addition to the Class OC Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes. The Trustee shall not be responsible for any entity level tax reporting for the Supplemental Interest Trust.

To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Trustee, any obligation of the Trustee under the Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

ARTICLE 5

THE CERTIFICATES

Section 5.1 The Certificates.

The Certificates shall be substantially in the forms attached as exhibits hereto. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Principal Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.2 Certificate Register; Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b) No Person shall transfer a Private Certificate unless such transfer (i) is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit G-1 (the “Investment Letter”) or Exhibit H (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit G-2), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, as amended, or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such transfer (collectively a “Benefit Plan Investor”), (ii) if the purchaser is an insurance company, a representation in the form of Exhibit G-2 that (a) the purchaser is an insurance company which is purchasing such Certificates pursuant to an ERISA-Qualifying Underwriting with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and (b) all of the requirements of PTCE 95-60 are met, or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Benefit Plan Investor, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Servicer, the Trustee or the Underwriter to any obligation in addition to those expressly undertaken in this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to a Benefit Plan Investor without the above representations or the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. Any representations required to be made in subsection (i) and (ii) above in the case of ERISA-Restricted Certificates which are the Book-Entry-Certificates shall be deemed to have been made by the acquisition of such Certificates.

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit G-2, to the effect that either (i) such transferee is not a Benefit Plan Investor or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under the statutory exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or another applicable exemption. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement to or on behalf of a Benefit Plan Investor without the delivery to the Trustee of a representation letter as described above shall be void and of no effect. If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate or ERISA-Restricted Swap Certificate that is in fact not permitted by this Section 5.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

No transfer of any Private Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 duly executed by the Certificateholder or its representative or nominee duly authorized in writing. The Trustee shall promptly forward any such IRS Form (other than with respect to the Residual Certificates) received to the Swap Counterparty located at 1585 Broadway New York, New York 10036, Attention: NY ISD SPV Team, Fax: (212) 507-7754. Each Holder of a Private Certificate and each transferee thereof shall be deemed to have consented to the Trustee forwarding to the Swap Counterparty any such tax certification form such Certificateholder or transferee has provided and updated in accordance with these transfer restrictions by its purchase of such Private Certificate. The Trustee shall not be liable for the completeness, accuracy, content or truthfulness of any such tax certification provided to it.

(c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit E.

(iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v) The Depositor shall make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Servicer, to the effect that the elimination of such restrictions will not cause an Adverse REMIC Event. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.2 in connection with transfer shall be at the expense of the parties to such transfers.

(e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Class Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.3 Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.4 Persons Deemed Owners.

The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

Section 5.5 Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.6 Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658; Attention: Transfer Unit, for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE 6

THE DEPOSITOR AND THE SERVICER

Section 6.1 Respective Liabilities of the Depositor and the Servicer.

The Depositor and Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.2 Merger or Consolidation of the Depositor and Servicer.

The Depositor and Servicer will each keep in full effect its existence, rights and franchises as a corporation (or, in the case of the Servicer, a limited partnership) under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Section 6.3 Limitation on Liability of the Depositor, the Servicer and Others.

None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the performance thereof, or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.4 Limitation on Resignation of Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer who is a member in good standing of MERS and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 6.5 Annual Statement as to Compliance.

Commencing in 2008, the Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each applicable calendar year, (or March 24 if there is no requirement to file a Form 10-K in that calendar year), an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Upon request, the Trustee shall forward a copy of each such statement to each Rating Agency and each Underwriter.

Commencing in 2008, on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Servicer shall deliver to the Depositor and the Trustee a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Servicer, and that are backed by the same asset type as the Mortgage Loans. Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

Copies of such statements shall be provided to any Securityholder upon request, by the Servicer or by the Trustee at the Servicer’s expense if the Servicer failed to provide such copies (unless (i) the Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Servicer’s failure to provide such statement.

The Servicer shall promptly notify the Depositor and the Trustee (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Trustee and the Depositor) at any time an affiliate of any of the Seller, the Trustee or any Servicer, Subservicer, Subcontractor or “Originator” contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB.

Section 6.6 Annual Independent Public Accountants’ Servicing Statement.

Commencing in 2008, on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Servicer shall deliver to the Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer pursuant to the second paragraph of Section 8.5. Such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

ARTICLE 7

SERVICER DEFAULT

Section 7.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i) any failure by the Servicer to deposit in the Collection Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

(ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv) the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon its obtaining actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly deliver to the Depositor, an Officer’s Certificate that an event has occurred that may justify termination of the Servicer hereunder and describing the circumstances surrounding such event. Upon the occurrence of an Event of Default, the Trustee may terminate the Servicer hereunder, if in its judgment such termination is in the best interests of the Trust Fund. The Trustee shall so terminate the Servicer if directed to do so by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates exercised in writing following delivery to such Holders by the Trustee of notice of the occurrence of such Event of Default pursuant to Section 7.2(b).

Upon any such termination, the Trustee shall enter into a substitute servicing arrangement with another mortgage loan servicing company acceptable to the Trustee and Rating Agency under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans, the Trustee shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer. As compensation to the Trustee for any servicing obligations fulfilled or assumed by the Trustee, the Trustee shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if such Servicer had not been terminated.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.8(a)(i) through (vii), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer’s right to reimbursement for any outstanding Advances due such Servicer at the time of termination. The successor Servicer shall be obligated to promptly reimburse the terminated Servicer for outstanding Advances provided, however, that if the Trustee becomes the successor Servicer, such reimbursement obligation shall be limited to the funds available in the Collection Account for such purposes pursuant to Sections 3.8(a)(ii) and 3.8(iii) of the Pooling and Servicing Agreement. In addition, any such reimbursement for outstanding Advances shall be made on a first in, first out (“FIFO”) basis no later than the 18th day of each month provided that the successor Servicer has received prior written notice from the appropriate party, under the Pooling and Servicing Agreement, of such reimbursement amount.

Section 7.2 Notification to Certificateholders.

(a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.1 Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) unless an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer; and

(v) without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(vi) The Trustee shall deliver or cause to be delivered a correct, complete and duly executed IRS Form W-9 of the Supplemental Interest Trust to the Swap Counterparty no later than the first Payment Date under the Cap Agreement or Swap Agreement, and, if requested by the Swap Counterparty an applicable IRS Form W-8IMY.

Section 8.2 Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.1:

(i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.

(v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

(vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii) the Trustee or its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.

(ix) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

(x) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(xi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 8.3 Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, the Depositor or Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Swap Agreement, the Cap Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

Section 8.4 Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.5 Trustee’s Fees and Expenses.

The Trustee, as compensation for its activities prior to making the distributions pursuant to Section 4.1 hereunder, shall be entitled to deduct from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee and reasonable expenses for such Distribution Date. SMS shall indemnify and hold harmless the Trustee, the Paying Agent or the Custodian and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney’s fees, incurred in connection with or arising out of or in connection with this Agreement, the Swap Agreement, the Cap Agreement, any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust or the Trustee, the Paying Agent or the Custodian or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee or the Paying Agent under this Agreement, the Swap Agreement or the Cap Agreement, or the duties of the Custodian under any custodial agreement (including, but not limited to, the execution and delivery of documents in connection with a foreclosure sale, trustee’s sale, or deed in lieu of foreclosure of a Mortgage Loan, including, but not, limited to, any deed of reconveyance, any substitution of trustee documents or any other documents to release, satisfy, cancel or discharge any Mortgage Loan) other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or negligence in the performance of the duties under this Agreement, the Swap Agreement or the Cap Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence under any custodial agreement). The provisions of this Section 8.5 shall survive the resignation or removal of the Trustee or the Paying Agent and the termination of this Agreement and the resignation or removal of the Custodian under any custodial agreement. The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

Section 8.6 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to super-vision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

Section 8.7 Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Swap Counterparty, the Cap Counterparty and the Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.8 hereof.

Section 8.8 Successor Trustee.

Any successor trustee appointed as provided in Section 8.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates and the Swap Counterparty and the Cap Counterparty. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.9 Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Tax Matters.

It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in Schedule III, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as REMICs as defined in and in accordance with the

REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made REMIC elections as directed in Schedule III on the federal tax returns for each such REMIC’s first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption and any information returns due to payments from the Excess Reserve Fund Account and the Supplemental Interest Trust; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event; (h) pay the amount of any federal, state or local tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

To enable the Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Servicer within ten (10) days after the Closing Date all information or data that the Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Servicer promptly upon written request therefor, any such additional information or data that the Servicer may, from time to time, reasonably request in order to enable the Servicer to perform its duties as set forth herein. The Depositor hereby indemnifies the Servicer for any losses, liabilities, damages, claims or expenses of the Servicer arising from any errors or miscalculations of the Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Servicer on a timely basis.

The Depositor, the Servicer and the Trustee covenant and agree that (i) they shall, to the extent that they are under their control, conduct matters relating to the assets of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions (and, with respect to matters that are under its control and which are otherwise required to be performed by the Trustee pursuant to this Agreement, the Trustee shall maintain the treatment of the Excess Reserve Fund Account and the rights with respect to payments from the Excess Reserve Fund Account as provided in paragraph (b) below), and (ii) they shall not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event.

Section 8.12 Trustee Exchange Act Reporting Requirements.

(a) On or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Trustee shall deliver to the Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Trustee and that are backed by the same asset type as the Mortgage Loans. Each such report shall include all of the statements required to be provided under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)) as set forth in Exhibit T hereto.

(b) On or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Trustee shall each deliver to the Servicer and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Trustee pursuant to subsection (a) above. Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

(c) The Trustee shall promptly notify the Servicer and the Depositor of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB.

(d) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 8.13 Reports filed with the Securities and Exchange Commission.

(a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the satisfaction of the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K, 10-D and 10-K as provided in Section 8.13(b).

(b) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) filing requirements, a Form 10-D executed by the Depositor with (i) a copy of the Monthly Statement for such Distribution Date and (ii) such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§229.1121) of Regulation AB (so long as such information is made available to the Trustee in a format compatible with EDGAR filing requirements).

Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible entity for providing that information. Any Additional Form 10-D Disclosure shall be provided to the Trustee by email to DBSec.Notifications@db.com within 5 calendar days after the related Determination Date. Any Additional Form 10-D Disclosure shall clearly identify which item of Form 10-D the information relates to. The Depositor shall also be copied on any Additional Form 10-D Disclosure.

The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for review and verification. No later than three Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return such executed Form 10-D to the Trustee by email (with an original executed hard copy to follow by overnight mail).

Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 31, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 31 of each year thereafter, the Trustee shall prepare a Form 10-K with respect to the Trust Fund. The Trustee shall file each such Form 10-K by March 31 of the applicable year. Such Form 10-K shall be signed by an appropriate officer of the Depositor by March 25, 2008 and shall include the certification required pursuant to the Sarbanes-Oxley Act of 2002, as amended from time to time, and any rules promulgated thereunder by the Commission (the “Form 10-K Certification”), which certification shall be signed by an appropriate officer of the Depositor. Such Form 10-K shall also include as exhibits (i) the annual statement as to compliance and the assessments of compliance with servicing criteria described in Section 3.16 and Section 6.5 of this Agreement, (ii) the public accounting firm attestation reports described in Section 3.17 and Section 6.6 of this Agreement, relating to the assessments of compliance with servicing criteria described therein and (iii) the items described in (i) and (ii) above with respect to any Subservicer or Subcontractor. If any party’s report on assessment of compliance with servicing criteria required by clause (i) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (ii) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§229.1122(d)), the Form 10-K shall identify the material instance of noncompliance. If these items have not been delivered to the Trustee within a reasonable period of time before the Trustee files any Form 10-K, the Trustee shall cooperate with the Depositor to file an amended Form 10-K including such missing documents as exhibits reasonably promptly after receipt of such items by the Trustee.

Prior to (x) March 1, 2008 and (y) unless an until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit S as a responsible entity for providing any disclosure or information in addition that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be required to provide to the Trustee by email to DBSec.Notifications@db.com. Any Additional Form 10-K Disclosure shall clearly identify which item of Form 10-K the information relates to. The Depositor shall also be copied on any Additional Form 10-K Disclosure.

(c) The Trustee shall sign a certification (in the form attached hereto as Exhibit O) for the benefit of the Depositor and its officers, directors and affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant’s report referred to in Section 3.17 and Section 6.5 of this Agreement), and the Servicer shall sign a certification in the form attached hereto as Exhibit P for the benefit of the Depositor, the Trust Fund, the Trustee and their officers, directors and affiliates.

In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, and directors from and against losses, damages (except for special, indirect or consequential loss or damage) penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon an intentional breach by the Trustee of its obligations under this Section or the Trustee’s negligence, bad faith or willful misconduct in connection therewith, (ii) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and each of their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer’s obligations under this Section or the Servicer’s negligence, bad faith or willful misconduct in connection therewith and (iii) the Depositor shall indemnify and hold harmless the Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor’s obligations under this Section or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

(d) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Trustee shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit S hereto and compiled by the Trustee pursuant to the following paragraph. Any Form 8-K Disclosure shall be forwarded to the Trustee by email to DBSec.Notifications@db.com. The Depositor shall be copied on any Form 8-K Disclosure. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit S hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than noon (Eastern Standard Time) on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement shall be required to provide to the Depositor and the Trustee, to the extent known by such applicable parties, any Form 8-K Disclosure Information, if applicable. The Trustee shall compile all such information provided to it in a Form 8-K prepared by it.

After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than the end of the 3rd Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will cooperate with the Depositor to file an amendment.

(e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(f) The Trustee will have no duty to verify the accuracy or sufficiency of any information not prepared by it included in any Form 10-D, Form 10-K or Form 8-K. The Trustee shall have no liability with respect to any failure to properly prepare or file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information or signature in a timely manner from the party responsible for delivery of such information or signature, so long as any such failure does not result from the negligence or willful misconduct of the Trustee. The Trustee shall have no liability with respect to any failure to properly file any Form 10-D, Form 10-K or Form 8-K resulting from or relating to the Depositor’s failure to timely comply with the provisions of this section. Nothing herein shall be construed to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-D, Form 10-K or Form 8-K.

ARTICLE 9

TERMINATION

Section 9.1 Termination upon Liquidation or Purchase of all Mortgage Loans.

(a) Subject to Section 9.3, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of:

(i) the purchase by the Servicer or its designee of all Mortgage Loans (including REO Properties not otherwise disposed of pursuant to Section 3.11(i)) remaining in the Trust Fund at a price equal to the sum of (A) 100% of the Stated Principal Balance of each Mortgage Loan that is not a Nonrecoverable Mortgage Loan; (B) the Projected Net Liquidation Value of each Nonrecoverable Mortgage Loan (not including any REO), (C) the lesser of (x) the appraised value of any REO Property as determined by a real estate broker meeting the qualifications, and applying broker’s price opinion methodology, generally acceptable to residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property and (D) any Swap Termination Payments payable to the Swap Counterparty. In addition, such purchase price shall include with respect to the Mortgage Loans (including REO Properties) accrued and unpaid interest thereon at the applicable Net Rate, except to the extent the Servicer was not or would not be required to make a P&I Advance hereunder; and

(ii) the later of (A) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (B) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof, and (ii) the Latest Possible Maturity Date.

The right to purchase all Mortgage Loans and REO Properties pursuant to clause (i) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating less than ten percent as of the end of the related Due Period of the Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

(b) With respect to any purchase pursuant to subsection (a), upon deposit of the price determined pursuant to subsection (a)(i) in the Distribution Account, the Trustee shall release or cause to be released to the purchaser of each such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan (including appropriate instruments with respect to any REO Property), in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan sold pursuant hereto, and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

(c) Notwithstanding anything to the contrary contained herein, the Servicer hereby agrees that it shall not exercise its right to purchase the Mortgage Loans in accordance with paragraph (a) of this Section 9.1 for so long as any NIM securities are outstanding. For purposes of this paragraph (c), “NIM securities” shall mean any securities issued by a trust into which the Class C Certificates are transferred.

Section 9.2 Final Distribution on the Certificates.

If on any Determination Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor, the Swap Counterparty, the Cap Counterparty and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Principal Balance thereof plus accrued interest thereon (or on their Notional Principal Balance, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the holder of each of the Class R Certificates shall be entitled to all unclaimed funds and other assets of the REMICs held for distribution to such Certificateholders, which remain subject hereto.

Section 9.3 Additional Termination Requirements.

(a) In the event the Servicer exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.3 will not result in an Adverse REMIC Event:

(i) The Trustee shall sell all of the assets that constitute the Trust Fund for cash as provided in Section 9.01(a)(i), and, within 90 days of such sale, shall distribute to (or credit to the account of) the Holders of the Certificates the proceeds of such sale together with other cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and each REMIC created hereunder;

(ii) The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to Section 9.01(a)(i); and

(iii) If the Swap Agreement is still outstanding at the time of termination of the Trust Fund, the Trustee shall notify the Swap Counterparty of such termination.

(b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Trustee to undertake the above-described actions.

ARTICLE 10

[RESERVED]

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.1 Amendment.

This Agreement may be amended from time to time by the Depositor, Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any disclosure document pursuant to which any Certificates were offered; to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each REMIC created hereunder as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any such REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding and without the consent of the Swap Counterparty, but only to the extent that the Swap Counterparty is adversely affected by such amendment.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause an Adverse REMIC Event.

The Trustee shall provide the Swap Counterparty with at least ten (10) days prior written notice of any proposed amendment of this Agreement. Notwithstanding any contrary provision of this Agreement, the Trustee shall not, without the prior written consent of the Swap Counterparty, consent to any amendment to this Agreement that would (i) adversely affect its ability to perform, timely and fully, its obligations under the Swap Agreement, (ii) adversely affect or change the rights of the Swap Counterparty or the benefits accorded to it under this Agreement or the Swap Agreement, (iii) adversely affect or change the obligations of the Swap Counterparty under the Swap Agreement or (iv) modify the meaning of any term used in the Swap Agreement and defined in this Agreement, or any component thereof.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder, Swap Counterparty and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or the Swap Counterparty or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.1.

Section 11.2 Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. However, the foregoing sentence notwithstanding, the Servicer may provide copies hereof to counsel, judicial officers, and government agencies, or may cause this Agreement to be recorded, in any jurisdiction in which, in the Servicer’s judgment, such disclosure or recording may facilitate foreclosure or other recovery with respect to any one or more of the Mortgage Loans.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.3 Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.4 Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 11.5 Notices.

(a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and Swap Counterparty and Cap Counterparty with respect to each of the following of which it has actual knowledge:

1.	any material change or amendment to this Agreement;

2.	the occurrence of any Event of Default that has not been cured;

3.	the resignation or termination of the Servicer or the Trustee and the appointment of any successor;

4.	the repurchase or substitution of Mortgage Loans pursuant to Section 2.3 hereof;

5.	the final payment to Certificateholders; and

6.	any rating action involving the long-term credit rating of the Servicer, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.	Each report to Certificateholders described in Section 4.5 hereof;

2.	Each annual statement as to compliance described in Section 3.16 hereof;

3.	Each annual independent public accountants’ servicing report described in Section 3.17 hereof; and

4.	Any notice of a purchase of a Mortgage Loan pursuant to Section 2.2, 2.3 or 3.11 hereof.

(b)
All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, facsimile or courier to the applicable Notice Address, or in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.6 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.7 Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor. As a condition to the utilization of any Subservicer or Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122, the Servicer shall obtain from any such Subservicer or Subcontractor used by the Servicer for the benefit of the Depositor a written agreement from such Subservicer or Subcontractor (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 6.5 and 6.6 of this Agreement to the same extent as if such Subservicer or Subcontractor were the Servicer.

Section 11.8 Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.8, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.9 Inspection and Audit Rights.

The Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.9 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related Subservicer.

Section 11.10 Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11 Limitations on Actions; No Proceedings.

(a) Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

(b) Notwithstanding any prior termination of this Agreement, the Trustee, the Servicer, the Depositor and the Swap Counterparty as a third-party beneficiary shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

Section 11.12 Mortgage Data.

The Depositor hereby represents to S&P that, to the Depositor’s knowledge, the information provided to such Rating Agency, including any loan level detail, is true and correct according to such Rating Agency’s requirements.

Section 11.13 Third Party Beneficiary

The Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce the obligations of the Trustee regarding the Supplemental Interest Trust, the Swap Agreement or otherwise relating to the Swap Counterparty. For the protection and enforcement of the provisions of this Section, the Swap Counterparty shall be entitled to relief as can be given either at law or in equity subject to the restrictions set forth in this Agreement.

Section 11.14 Replacement of Swap Counterparty

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Trustee shall deposit such Swap Termination Payment into the Supplemental Interest Account and the Trustee shall, on each Distribution Date, withdraw from such Supplemental Interest Account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest
Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in accordance with Section 4.10(b) of this Agreement.

* * *

IN WITNESS WHEREOF, the Depositor, Servicer and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

SAXON ASSET SECURITIES COMPANY

By:  /s/ Ernest G. Bretana
Name: Ernest G. Bretana
Title: Executive Vice President

SAXON MORTGAGE SERVICES, INC.

By: /s/ David L. Dill
Name: David L. Dill
Title: Chief Executive Officer and President

DEUTSCHE BANK NATIONAL TRUST
COMPANY

By: /s/ Karlene Benvenuto
Name: Karlene Benvenuto
Title: Authorized Signer

By: /s/ Barbara Campbell
Name: Barbara Campbell
Title: Vice President

Schedule I

MORTGAGE LOAN SCHEDULE (BY GROUP)

[On file at the offices of Saxon Asset Securities Company]

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Schedule II

PASS-THROUGH RATE SCHEDULE

Set forth below are the Pass-Through Rates for each interest bearing Class of Certificates:

Class A-1 Pass-Through Rate: The Pass-Through Rate for the Class A-1 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.2000%, (ii) the Aggregate Net WAC Cap and (iii) the Group 1 WAC Cap. Beginning with the Interest Accrual period related to the Distribution Date immediately following the first related Initial Optional Termination Date, the Pass-Through Rate for the Class A-1 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.4000%, (ii) the Aggregate Net WAC Cap and (iii) the Group 1 WAC Cap.

Class A-2a Pass-Through Rate: The Pass-Through Rate for the Class A-2a Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.1000%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the Interest Accrual period related to the Distribution Date immediately following the first related Initial Optional Termination Date, the Pass-Through Rate for the Class A-2a Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.2000%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

Class A-2b Pass-Through Rate: The Pass-Through Rate for the Class A-2b Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.1800%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the Interest Accrual period related to the Distribution Date immediately following the first related Initial Optional Termination Date, the Pass-Through Rate for the Class A-2b Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.3600%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

Class A-2c Pass-Through Rate: The Pass-Through Rate for the Class A-2c Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.2400%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the Interest Accrual period related to the Distribution Date immediately following the first related Initial Optional Termination Date, the Pass-Through Rate for the Class A-2c Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.4800%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

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Class A-2d Pass-Through Rate: The Pass-Through Rate for the Class A-2d Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the least of (i) one-month LIBOR + 0.3000%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the Interest Accrual period related to the Distribution Date immediately following the first related Initial Optional Termination Date, the Pass-Through Rate for the Class A-2d Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + 0.6000%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

Class B-1 Pass-Through Rate: The Pass-Through Rate for the Class B-1 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.2500% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class B-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 3.3750% and (ii) the Aggregate Net WAC Cap.

Class B-2 Pass-Through Rate: The Pass-Through Rate for the Class B-2 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.2500% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class B-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 3.3750% and (ii) the Aggregate Net WAC Cap.

Class B-3 Pass-Through Rate: The Pass-Through Rate for the Class B-3 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.2500% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class B-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 3.3750% and (ii) the Aggregate Net WAC Cap.

Class M-1 Pass-Through Rate: The Pass-Through Rate for the Class M-1 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.3600% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class M-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.5400% and (ii) the Aggregate Net WAC Cap.

Class M-2 Pass-Through Rate: The Pass-Through Rate for the Class M-2 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.4000% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class M-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.6000% and (ii) the Aggregate Net WAC Cap.

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Class M-3 Pass-Through Rate: The Pass-Through Rate for the Class M-3 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.5500% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class M-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.8250% and (ii) the Aggregate Net WAC Cap.

Class M-4 Pass-Through Rate: The Pass-Through Rate for the Class M-4 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.9000% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class M-4 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.3500% and (ii) the Aggregate Net WAC Cap.

Class M-5 Pass-Through Rate: The Pass-Through Rate for the Class M-5 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.1500% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class M-5 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.7250% and (ii) the Aggregate Net WAC Cap.

Class M-6 Pass-Through Rate: The Pass-Through Rate for the Class M-6 Certificates for the Interest Accrual Period related to any Distribution Date on or prior to the first related Initial Optional Termination Date will be a per annum rate equal to the lesser of (i) one-month LIBOR + 1.6000% and (ii) the Aggregate Net WAC Cap. Beginning with the Interest Accrual Period related to the Distribution Date immediately following the first Initial Optional Termination Date, the Pass-Through Rate for the Class M-6 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 2.4000% and (ii) the Aggregate Net WAC Cap.

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Schedule III

The Trustee shall make elections to treat each of the segregated groups of assets described below as a real estate mortgage investment conduit (each a “REMIC” or, in the alternative, “REMIC 1”, “REMIC 2”, and “REMIC 3,” REMIC 3 also being referred to as the Upper-Tier REMIC). The Certificates, other than the Class R Certificate, represent ownership of the regular interests in the Upper-Tier REMIC for purposes of the REMIC Provisions. In addition, the Offered Certificates represent the right to receive payments in respect of Basis Risk Carryforward Amounts, which right is not treated as an interest in any REMIC created under this agreement. The Class R Certificate represents ownership of the sole class of residual interest in each of REMIC 1, REMIC 2, and the Upper-Tier REMIC for purposes of the REMIC Provisions.

The Upper-Tier REMIC shall hold as its assets the several classes of uncertificated Lower-Tier Interests in REMIC 2, other than the Class LT2-R Interest, and each such Lower-Tier Interest is hereby designated as a regular interest in REMIC 2. REMIC 2 shall hold as its assets the several classes of uncertificated Lower-Tier Interests in REMIC 1, other than the Class LT1-R Interest, and each such Lower-Tier Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the (i) Lower Tier Interests in REMIC 1 and REMIC 2, (ii) the Excess Reserve Fund Account, (iii) the Cap Agreement (iv) the Swap Agreement, and (v) the Supplemental Interest Trust.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

Definitions

Capitalized terms used in this Schedule III but not otherwise defined herein or in the Agreement shall have the meaning set forth below:

Adjusted Net Rate: For any Distribution Date (and the related Accrual Period), a per annum rate equal to the product of (i) two and (ii) the REMIC 2 Net WAC, computed for this purpose by subjecting the interest rate on the Class LT2-Q Interest to a cap equal to 0% and subjecting the interest rate on each of the other REMIC 2 Regular Interest to a cap equal to the Pass-Through Rate for such Distribution Date on the Corresponding Class of Certificates (each such Pass-Through Rate computed for this purpose by substituting “REMIC 2 Net WAC for the applicable Net WAC).

Class SIO Shortfall: For any Distribution Date, the excess, if any, of (i) the Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty on the Fixed Rate Payer Payment Date (as defined in the Swap Agreement) related to such Distribution Date over (ii) the amount distributable with respect to the UT-SIO Interest in REMIC 3 of such Distribution Date.

Corresponding Class: With respect to any REMIC 2 Regular Interest or REMIC 3 Regular Interest, the Class of Certificates having the same alphanumeric designation as described in the tables set out in this Schedule III for REMIC 2 and REMIC 3, respectively.

S-III-1

REMIC 1 Net WAC: For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted based on their relative Stated Principal Balances as of the first day of the related Due Period, adjusted to reflect prepayments received after the first Day of the related Due Period that were distributed on the immediately preceding Distribution Date.

REMIC 2 Net WAC: For any Distribution Date, the weighted average of the interest rates on the REMIC 1 Regular Interests (other than the LT1-P Interest) for such Distribution Date.

REMIC Swap Rate: A per annum rate of 9.82%.

Swap LIBOR: A per annum rate equal to the product of (i) the Floating Rate Option (as defined in the Swap Agreement) for the Distribution Date, multiplied by (ii) two multiplied by (iii) the quotient of the actual number of days in the Accrual Period divided by 30.

REMIC 1

The following table sets forth the designations, initial principal amounts, and interest rates for each interest in REMIC 2, each of which (other than the Class LT2-R Interest is hereby designated as a regular interest in REMIC 1 (the “REMIC 1 Regular Interests”):

REMIC 1 Lower- Tier Designation	Initial Principal Amount	REMIC 1 Lower- Tier Interest Rate
LT1-A	$319,778,173.17	(1)
LT1-F1	$10,981,899.94	(2)
LT1-V1	$10,981,899.94	(3)
LT1-F2	$10,744,957.14	(2)
LT1-V2	$10,744,957.14	(3)
LT1-F3	$10,419,825.01	(2)
LT1-V3	$10,419,825.01	(3)
LT1-F4	$10,028,291.32	(2)
LT1-V4	$10,028,291.32	(3)
LT1-F5	$9,612,120.72	(2)
LT1-V5	$9,612,120.72	(3)
LT1-F6	$9,212,023.58	(2)
LT1-V6	$9,212,023.58	(3)
LT1-F7	$8,828,743.34	(2)
LT1-V7	$8,828,743.34	(3)
LT1-F8	$8,461,566.78	(2)
LT1-V8	$8,461,566.78	(3)
LT1-F9	$8,291,663.18	(2)
LT1-V9	$8,291,663.18	(3)
LT1-F10	$9,727,158.78	(2)
LT1-V10	$9,727,158.78	(3)
LT1-F11	$31,823,676.50	(2)
LT1-V11	$31,823,676.50	(3)

S-III-2

REMIC 1 Lower- Tier Designation	Initial Principal Amount	REMIC 1 Lower- Tier Interest Rate
LT1-F12	$12,893,525.28	(2)
LT1-V12	$12,893,525.28	(3)
LT1-F13	$5,657,021.31	(2)
LT1-V13	$5,657,021.31	(3)
LT1-F14	$5,166,823.31	(2)
LT1-V14	$5,166,823.31	(3)
LT1-F15	$5,053,979.99	(2)
LT1-V15	$5,053,979.99	(3)
LT1-F16	$5,796,805.33	(2)
LT1-V16	$5,796,805.33	(3)
LT1-F17	$17,540,682.37	(2)
LT1-V17	$17,540,682.37	(3)
LT1-F18	$7,448,923.14	(2)
LT1-V18	$7,448,923.14	(3)
LT1-F19	$3,573,564.64	(2)
LT1-V19	$3,573,564.64	(3)
LT1-F20	$3,401,365.24	(2)
LT1-V20	$3,401,365.24	(3)
LT1-F21	$3,502,211.10	(2)
LT1-V21	$3,502,211.10	(3)
LT1-F22	$4,216,990.99	(2)
LT1-V22	$4,216,990.99	(3)
LT1-F23	$13,989,391.53	(2)
LT1-V23	$13,989,391.53	(3)
LT1-F24	$7,126,256.18	(2)
LT1-V24	$7,126,256.18	(3)
LT1-F25	$2,473,938.05	(2)
LT1-V25	$2,473,938.05	(3)
LT1-F26	$1,891,959.56	(2)
LT1-V26	$1,891,959.56	(3)
LT1-F27	$1,929,672.89	(2)
LT1-V27	$1,929,672.89	(3)
LT1-F28	$2,147,546.24	(2)
LT1-V28	$2,147,546.24	(3)
LT1-F29	$5,280,746.52	(2)
LT1-V29	$5,280,746.52	(3)
LT1-F30	$3,345,319.00	(2)
LT1-V30	$3,345,319.00	(3)
LT1-F31	$1,511,617.35	(2)
LT1-V31	$1,511,617.35	(3)
LT1-F32	$1,208,852.98	(2)
LT1-V32	$1,208,852.98	(3)
LT1-F33	$1,201,077.67	(2)

S-III-3

REMIC 1 Lower- Tier Designation	Initial Principal Amount	REMIC 1 Lower- Tier Interest Rate
LT1-V33	$1,201,077.67	(3)
LT1-F34	$1,252,853.65	(2)
LT1-V34	$1,252,853.65	(3)
LT1-F35	$2,255,778.54	(2)
LT1-V35	$2,255,778.54	(3)
LT1-F36	$1,606,411.58	(2)
LT1-V36	$1,606,411.58	(3)
LT1-F37	$991,290.25	(2)
LT1-V37	$991,290.25	(3)
LT1-F38	$869,534.82	(2)
LT1-V38	$869,534.82	(3)
LT1-F39	$839,415.58	(2)
LT1-V39	$839,415.58	(3)
LT1-F40	$810,329.35	(2)
LT1-V40	$810,329.35	(3)
LT1-F41	$782,241.09	(2)
LT1-V41	$782,241.09	(3)
LT1-F42	$755,116.94	(2)
LT1-V42	$755,116.94	(3)
LT1-F43	$728,924.16	(2)
LT1-V43	$728,924.16	(3)
LT1-F44	$703,631.14	(2)
LT1-V44	$703,631.14	(3)
LT1-F45	$679,206.69	(2)
LT1-V45	$679,206.69	(3)
LT1-F46	$18,697,845.87	(2)
LT1-V46	$18,697,845.87	(3)
LT1-P	$1,000.00	0.00%
LT2-R	(4)	(4)
___________________________
(1)	For any Distribution Date (and the related Accrual Period) the interest rate for the LT1-A Interest shall equal the REMIC 1 Net WAC.

(2)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 1 Regular Interests shall be the lesser of (i) the REMIC Swap Rate and (ii) the product of (a) two multiplied by (b) the REMIC 1 Net WAC.

(3)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 1 Regular Interests shall be the excess, if any, of (i) the product of (a) two multiplied by (b) the REMIC 1 Net WAC over (ii) the REMIC Swap Rate.

(4)	The LT1-R Interest is the sole residual interest in REMIC 1. It does not have a principal amount or an interest rate.

S-III-4

On each Distribution Date, the Trustee shall distribute interest with respect to each of the REMIC 1 Regular Interests based on the above-described interest rates.

On each Distribution Date, the Trustee shall distribute the principal with respect to the REMIC 1 Regular Interests in the following order of priority:

(i) to the Class LT1-A Interest until its principal balance is reduced to zero; and

(ii) then sequentially, to the other REMIC 1 Regular Interests (other than the LT1-P Interest) in ascending order of their numerical designation, and, with respect to each pair of REMIC 1 Regular Interests having the same numerical designation, in equal amounts to each such REMIC 1 Regular Interest, until the principal balance of each such REMIC 1 Regular Interest is reduced to zero.

Realized losses shall be allocated among the REMIC 1 Regular Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Prepayment Penalties collected during the preceding calendar month, shall be allocated to the LT1-P Interest, and, on the Distribution Date immediately following the expiration of the latest Distribution Date upon which a Mortgage Loan would be subject to a Prepayment Penalty upon prepayment, principal shall be distributed in respect of the LT1-P Interest until its principal balance is reduced to zero.

REMIC 2

The following table sets forth the designations, initial principal amounts, and interest rates for each interest in REMIC 2, each of which (other than the Class LT2-R Interest) is hereby designated as a regular interest in REMIC 2 (the “REMIC 2 Regular Interests”):

REMIC 2 Lower Tier Designation	REMIC 2 Lower Tier Interest Rate	Initial Principal Amount	Corresponding Class of Certificate(s)
LT2-A-1	(1)	$96,352,500.00	A-1
LT2-A-2a	(1)	$116,135,000.00	A-2a
LT2-A-2b	(1)	$39,835,000.00	A-2b
LT2-A-2c	(1)	$48,740,000.00	A-2c
LT2-A-2d	(1)	$31,110,000.00	A-2d
LT2-M-1	(1)	$16,325,500.00	M-1
LT2-M-2	(1)	$15,019,500.00	M-2
LT2-M-3	(1)	$9,142,500.00	M-3
LT2-M-4	(1)	$8,054,000.00	M-4
LT2-M-5	(1)	$7,618,500.00	M-5
LT2-M-6	(1)	$6,965,500.00	M-6
LT2-B-1	(1)	$6,965,500.00	B-1
LT2-B-2	(1)	$6,095,000.00	B-2
LT2-B-3	(1)	$5,659,500.00	B-3
LT2-P	0.00%	$1,000.00	P

S-III-5

LT2-Q	(1)	$456,685,726.25	N/A
LT2-SIO	(2)	(2)	OC
LT2-R	(3)	(3)	R
___________________________
(1)
For any Distribution Date (and the related Accrual Period) the interest rate for each of these REMIC 2 Regular Interests is a per annum rate equal to the weighted average of the interest rates on the REMIC 1 Regular Interests for such Distribution Date, provided, however, that for any Distribution Date on which the Class LT2-SIO Interest is entitled to a portion of the interest accruals on a REMIC 1 Regular Interest having an “F” in its designation, as described in footnote (2) below, such weighted average shall be computed by first subjecting the rate on such REMIC 1 Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(2)
The Class LT2-SIO Interest is an interest only REMIC 2 Regular Interest that does not have a principal balance. For only those Distribution Dates listed in the first column in the table below, the Class LT2-SIO Interest shall be entitled to interest accrued on the REMIC 1 Regular Interests listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for such REMIC 1 Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC 1 Class Designation
12	LT1-F1
12-13	LT1-F2
12-14	LT1-F3
12-15	LT1-F4
12-16	LT1-F5
12-17	LT1-F6
12-18	LT1-F7
12-19	LT1-F8
12-20	LT1-F9
12-21	LT1-F10
12-22	LT1-F11
12-23	LT1-F12
12-24	LT1-F13
12-25	LT1-F14
12-26	LT1-F15
12-27	LT1-F16
12-28	LT1-F17
12-29	LT1-F18
12-30	LT1-F19
12-31	LT1-F20
12-32	LT1-F21
12-33	LT1-F22
12-34	LT1-F23
12-35	LT1-F24
12-36	LT1-F25
12-37	LT1-F26
12-38	LT1-F27
12-39	LT1-F28
12-40	LT1-F29
12-41	LT1-F30

S-III-6

12-42	LT1-F31
12-43	LT1-F32
12-44	LT1-F33
12-45	LT1-F34
12-46	LT1-F35
12-47	LT1-F36
12-48	LT1-F37
12-49	LT1-F38
12-50	LT1-F39
12-51	LT1-F40
12-52	LT1-F41
12-53	LT1-F42
12-54	LT1-F43
12-55	LT1-F44
12-56	LT1-F45
12-57	LT1-F46

(3)	The Class LT2-R interest is the sole residual interests in REMIC 2. It does not have an interest rate or a principal balance.

On each Distribution Date, interest shall be distributed on the REMIC 2 Regular Interests based on the above-described interest rates, provided, however, that interest that accrues on the LT2-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the LT2-Q Interest. An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC 2 Regular Interests that have a principal balance in the manner described under priority first below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the REMIC 2 Regular Interests in the following order of priority:

First, to each REMIC 2 Regular Interest for which there is a Corresponding Class of Certificates until the principal balance of each such REMIC 2 Regular Interest equals one-half of the Class Certificate Balance of the Corresponding Class of Certificates immediately after such Distribution Date; and

Second, to the Class LT2-Q Interests, any remaining amounts.

On each Distribution Date, all amounts distributable with respect to the LT1-P Interest in REMIC 1 shall be passed through on the LT2-P Interest in REMIC 2.

REMIC 3

S-III-7

The following table sets forth the designations, initial principal amounts, and interest rates for each interest in REMIC 3, each of which (other than the Class UT-R Interest) is hereby designated as a regular interest in REMIC 3(the “REMIC 3 Regular Interests”):

REMIC 3 Designation	REMIC 3 Interest Rate	Initial Principal Amount	Corresponding Class of Certificates
UT-A-1	(1)	$192,705,000.00	A-1
UT-A-2a	(1)	$232,270,000.00	A-2a
UT-A-2b	(1)	$79,670,000.00	A-2b
UT-A-2c	(1)	$97,480,000.00	A-2c
UT-A-2d	(1)	$62,220,000.00	A-2d
UT-M-1	(1)	$32,651,000.00	M-1
UT-M-2	(1)	$30,039,000.00	M-2
UT-M-3	(1)	$18,285,000.00	M-3
UT-M-4	(1)	$16,108,000.00	M-4
UT-M-5	(1)	$15,237,000.00	M-5
UT-M-6	(1)	$13,931,000.00	M-6
UT-B-1	(1)	$13,931,000.00	B-1
UT-B-2	(1)	$12,190,000.00	B-2
UT-B-3	(1)	$11,319,000.00	B-3
UT-P	0.00%	$1,000.00	P
S-IO	(2)	(2)	OC
OC	(3)	(3)	OC
UT-R	(4)	(4)	R

(1)
For any Distribution Date, the interest rate for each of these REMIC 3 Regular Interests shall equal the Pass-Through Rate for the Corresponding Class of Certificates, provided, however, that references in the definition of Pass-Through Rate to the applicable Net WAC Cap shall be deemed, for purposes of the REMIC Provisions, to be references to a per annum rate equal to the product of (i) the REMIC 2 Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the related Accrual Period. If, on any Distribution Date, the interest rate on any of these REMIC 3 Regular Interests exceeds the Pass-Through Rate on the Corresponding Class of Certificates, then the excess interest so accrued shall be treated as having been paid to the beneficial owner of the affected Class of Certificates and then paid by such beneficial owner to (i) the Supplemental Interest Trust to the extent of any Class SIO Shortfalls(such Class SIO Shortfalls to be apportioned ratably among the REMIC 3 Regular Interests in proportion to the amount of excess interest, if any, accrued on each such REMIC 3 Regular Interest) , or (ii) to the Excess Reserve Fund Account, any additional excess. If for any REMIC 3 Regular Interest, the Pass-Through Rate on the Corresponding Class of Certificates exceeds the REMIC 2 Net WAC, interest distributions in respect of such excess shall be treated for purposes of the REMIC Provisions as having been paid from the Excess Reserve Fund Account.

(2)
The UT3-SIO Interest is any interest only interest; it does not have a principal amount. For each Distribution Date, the UT3-SIO Interest shall be entitled to all amounts distributed on such Distribution Date with respect to the LT2-SIO Interest. Ownership of the UT3-SIO shall be evidenced by the Class OC Certificates.

(3)
For purposes of the REMIC Provisions, the UT-OC Interest comprises two components, a principal only component and an interest only component. The principal amount of the principal only component equals the Overcollateralization Amount on the Closing Date. The interest only component has a notional amount equal at al times to the sum of the principal amounts of the REMIC 2 Regular Interests (other than the LT2-P and LT2-SIO Interests). For each Distribution Date (and the related Accrual Period), the UT-OC Interest shall accrue interest at a per annum rate equal to the excess, if any, of (i) the REMIC 2 Net WAC over (ii) the Adjusted Net Rate. Interest accrued on the UT-OC Interest during each Accrual Period shall be deferred to the extent it is applied to increase the Overcollateralization Amount for the related Distribution Date. Any interest so deferred shall not itself bear interest. Ownership of the UT-OC Interest shall be evidenced by the Class OC Certificate.

S-III-8

(4)
The UT-R Interest is the sole residual interest in the Upper-Tier REMIC. It does not have an interest rate or a principal balance. The Class R Certificate evidences ownership of the LT1-R, LT2-R, and UT-R Interests.

For any Distribution Date, distributions shall be made and Realized Losses shall be allocated among the REMIC 3 Regular Interests in the same manner in which such amounts are allocated among the Corresponding Classes of Certificates as provided in this Agreement.

S-III-9

EXHIBIT A

FORM OF SENIOR CERTIFICATES

A-1

EXHIBIT B

FORM OF SUBORDINATE CERTIFICATES

B-1

EXHIBIT C

FORM OF INITIAL CERTIFICATION OF TRUSTEE

April __, 2007

Deutsche Bank National Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

Saxon Asset Securities Company
4860 Cox Road
Glen Allen, Virginia 23060
Attention: President

SAXON ASSET SECURITIES COMPANY
MORTGAGE LOAN ASSET BACKED
SECURITIES, SERIES 2007-2

Ladies and Gentlemen:

In accordance with Section 2.3(a) of the Standard Terms of Custody Agreement (June 2000 Edition) (the “Standard Terms”) incorporated into the Custody Agreement, dated as of April 1, 2007 (together with the Standard Terms, the “Custody Agreement”), between Deutsche Bank National Trust Company, as trustee (the “Trustee”), and Deutsche Bank National Trust Company, as custodian (the “Custodian”), the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Custody Agreement.

In connection therewith, the Custodian has examined each Mortgage File to confirm that:

(i) no Note, on the face or the reverse side(s) thereof, contains evidence, except for the endorsement to the Custodian, of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

(ii) the Note bears an endorsement that appears to be an original either in blank or to the Custodian, as set forth substantially as follows “Without Recourse, pay to the order of Bankers Trust Company or Deutsche Bank National Trust Company, as Custodian or Trustee”;

(iii) all documents required to be contained in the Mortgage File are in its possession;

(iv) such documents have been reviewed by it and appear to relate to such Mortgage Loan and are not torn or mutilated; and

C-1

(v) based on its examination and only as to the foregoing documents, the mortgage information set forth on the Mortgage Loan Schedule, with respect to the loan number, mortgagor name, property address (including city, state and zip code), origination date and maturity date, accurately reflects information set forth in the Mortgage File and each balance listed as the “Original Balance” on Schedule I to the Custody Agreement is identical to the original principal amount of the corresponding Note (or, if applicable, the amount set forth in a lost note affidavit).

The Custodian further certifies that the Custodian’s review of each Mortgage File included each of the procedures set forth in Section 2.3(a) of the Standard Terms.

The Custodian has not (1) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, or (2) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custody Agreement.

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Custodian

By: _____________________________
Name: ___________________________
Title: ____________________________

C-2

EXHIBIT D

FORM OF FINAL CERTIFICATION OF TRUSTEE

____ __, ____

Deutsche Bank National Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

Saxon Asset Securities Company
4860 Cox Road
Glen Allen, Virginia 23060
Attention: President

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137
Attention: President

SAXON ASSET SECURITIES COMPANY
MORTGAGE LOAN ASSET BACKED
SECURITIES, SERIES 2007-2

Ladies and Gentlemen:

In accordance with (i) Section 2.02 of the Pooling and Servicing Agreement among Saxon Asset Securities Company, as depositor, Saxon Mortgage Services, Inc., as servicer and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and (ii) Section 2.3(a) of the Standard Terms of Custody Agreement (June 2000 Edition) (the “Standard Terms”) incorporated into the Custody Agreement, dated as of April 1, 2007 (together with the Standard Terms, the “Custody Agreement”), between the Trustee, and Deutsche Bank National Trust Company, as custodian (the “Custodian”), the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Custody Agreement.

In connection therewith, the Custodian has examined each Mortgage File to confirm that:

(vi) no Note, on the face or the reverse side(s) thereof, contains evidence, except for the endorsement to the Custodian, of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

D-1

(vii) the Note bears an endorsement that appears to be an original either in blank or to the Custodian, as set forth substantially as follows “Without Recourse, pay to the order of Bankers Trust Company or Deutsche Bank National Trust Company, as Custodian or Trustee”;

(viii) all documents required to be contained in the Mortgage File are in its possession;

(ix) such documents have been reviewed by it and appear to relate to such Mortgage Loan and are not torn or mutilated; and

(x) based on its examination and only as to the foregoing documents, the mortgage information set forth on the Mortgage Loan Schedule, with respect to the loan number, mortgagor name, property address (including city, state and zip code), origination date and maturity date, accurately reflects information set forth in the Mortgage File and each balance listed as the “Original Balance” on Schedule I to the Custody Agreement is identical to the original principal amount of the corresponding Note (or, if applicable, the amount set forth in a lost note affidavit).

The Custodian further certifies that the Custodian’s review of each Mortgage File included each of the procedures set forth in Section 2.3(a) of the Standard Terms.

The Custodian has not (1) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, or (2) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custody Agreement.

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Custodian

By: _____________________________
Name: ___________________________
Title: ____________________________

D-2

EXHIBIT E

U.S. PERSON AFFIDAVIT
PURSUANT TO SECTIONS 860D(a)(6)(A) and 860E(e)(4)
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re: Saxon Asset Securities Company
Series 2007-2 Trust (the “Trust”)
Mortgage Loan Asset Backed Certificates, Class R

STATE OF [ ]
ss:
CITY OF [ ]

Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

1. I am a duly authorized officer of [ ], a [ ] (the “Transferee”) and on behalf of which I have the authority to make this affidavit.

2. The Transferee is acquiring all or a portion of the Class R Certificates (the “Residual Certificates”), which represent a residual interest in one or more real estate mortgage investment conduits (each, a “REMIC”) for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income, or (iv) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a “U.S. Person”).

4. The Transferee is not a “Disqualified Organization” (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative as defined in section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

E-1

5. The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Saxon (upon the advice of counsel to Saxon) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of April 1, 2007, by and among Saxon Asset Securities Company, the Servicer and the Trustee.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [__] day of [ ] 200[ ].

[NAME OF TRANSFEROR/TRANSFEREE]

By: ______________________

Name: ____________________

Title: _____________________

Personally appeared before me [_____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn before me this [__] day of [ ] 200[ ].

Notary Public

My commission expires the [____] day of [________] 200[__].

E-2

EXHIBIT F

FORM OF TRANSFEROR CERTIFICATE

[date]

Saxon Asset Securities Company
4860 Cox Road
Glen Allen, Virginia 23060

Deutsche Bank National Trust Company
1761 E. St. Andrews Place
Santa Ana, California 92705

Re:	Saxon Asset Securities Trust 2007-2, Mortgage Loan Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (b) to the extent we are disposing of a Class ___ Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (c) no purpose of the proposed disposition of a Class ___ Certificate is to impede the assessment or collection of tax.

Very truly yours,

[NAME OF TRANSFEROR]

By: ______________________________

F-1

EXHIBIT G-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[date]

Saxon Asset Securities Company
4860 Cox Road
Glen Allen, Virginia 23060

Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Re:	Saxon Asset Securities Trust 2007-2, Mortgage Loan Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor”, as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or using the assets of any such plan or arrangement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made

G-1-1

pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEROR]

By: ______________________________
                   Authorized Officer

G-1-2

EXHIBIT G-2

BENEFIT PLAN AFFIDAVIT

Re:	[Trust Information] ERISA-Restricted Certificates and ERISA-Restricted Swap Certificates

STATE OF [_________]	)
)ss:
COUNTY/CITY OF [_______]	)

Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

1. That I am a duly authorized officer of [Organization], a [State] corporation (the “Purchaser”), whose taxpayer identification number is [____________], and on behalf of which I have the authority to make this affidavit.

2. In the case of an ERISA-Restricted Certificate, the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Certificate; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Trustee an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Trustee, and upon which the Trustee, the Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Servicer or any NIMS Insurer to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

3.  In the case of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement, either (i) the Purchaser is neither a Plan nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or another applicable exemption.

G-2-1

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of [__________], among [__________________].

[NAME OF PURCHASER]

By:________________________________
       [TITLE]

G-2-2

EXHIBIT H

FORM OF RULE 144A AGREEMENT-QIB CERTIFICATION
SAXON ASSET SECURITIES COMPANY
MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2007-2, CLASS _

[date]

Deutsche Bank National Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Alice D. Tatusian

Deutsche Bank National Trust Company, as Certificate Registrar
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Alice D. Tatusian

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137
Attention: President

Saxon Asset Securities Company, as Depositor
4860 Cox Road
Glen Allen, Virginia 23060
Attention: Ernie Bretana

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned Certificates (the “Purchased Certificates”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, Saxon, the Servicer, the Certificate Registrar, the Trustee and the Trust as follows:

1.
The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and has completed the form of certification to that effect attached hereto as Annex A. The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

2.
The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither Saxon, the Servicer, the Certificate Registrar, the Paying Agent, the Calculation Agent, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

H-1

3.
The Transferee is acquiring the Purchased Certificates for its own account or for the account of a “qualified institutional buyer,” and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 5.2 of the Pooling and Servicing Agreement.

4.
The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and (b) the Pooling and Servicing Agreement referred to below.

5.	If applicable, the Transferee has complied or will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of April 1, 2007, by and among Saxon Asset Securities Company, the Servicer, the Certificate Registrar and the Trustee, pursuant to which the Purchased Certificates were issued.

IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement—QIB Certification to be executed by a duly authorized representative this [__] day of [ ] 200[ ].

[NAME OF TRANSFEREE]

By:______________________________
Title:____________________________

H-2

EXHIBIT I

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

           Date

[Addressed to Trustee
or, if applicable, custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Pooling and Servicing Agreement, dated as of April 1, 2007, among Saxon Asset Securities Company, as Depositor, Saxon Mortgage Services, Inc., as Servicer, and you, as Trustee (the “Pooling and Servicing Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

4. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

5. Other. (Describe)

6. California Mortgage Loan expected to be paid in full.

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within 10 days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed or is a California Mortgage Loan specified in #6 above (in which case the Mortgage File will be returned when no longer required by us for such purpose).

I-1

Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

_______________________________
[Name of Servicer]

By:_____________________________
       Name:
       Title: Servicing Officer

I-2

EXHIBIT J

[RESERVED]

J-1

EXHIBIT K

FORM OF REMITTANCE AGENCY AGREEMENT

This Remittance Agency Agreement, dated as of _____________, 20__, is made by and among, Saxon Asset Securities Company, as buyer (the “Counterparty”), Saxon Asset Securities Company (“SAXON”) and Deutsche Bank National Trust Company (the “Remittance Agent”).

The Counterparty hereby appoints the Remittance Agent, and the Remittance Agent hereby accepts its appointment as agent of the Counterparty in connection with the receipt of $[  ] (the “Remitted Amount”) in connection with the sale of mortgage-backed securities by Saxon Asset Securities Trust, Series 2007-2 in immediately available funds on the date hereof. The Counterparty delivers herewith to the Remittance Agent, in escrow pending wire transfer of the Remitted Amount as provided herein, a security release certification (the “Security Release Certification”) referencing the above-mentioned Saxon Asset Securities Trust, Series 2007-2. Upon receipt by the Remittance Agent of the Remitted Amount on the Counterparty’s behalf, the Counterparty hereby authorizes the Remittance Agent to release the Counterparty’s right, title, interest or claim of any kind with respect to the Mortgage Loans and the related collateral and assets identified in the Security Release Certification by delivering the Security Release Certification to SAXON and such other parties as SAXON may designate.

The Remittance Agent shall wire the Remitted Amounts promptly as reasonably possible pursuant to the Counterparty’s wiring instructions set forth below:

[                                         ]

Bank: [                      ]
ABA: [                      ]
Acct: [                       ]
Re: Saxon Mortgage Services, Inc.
Attn: [                       ]

In no event shall the Remitted Amount be remitted to SAXON, Saxon Mortgage Services, Inc. or any party other than the Counterparty.

The parties agree that if for reasons not arising from the Remittance Agent’s negligence or willful misconduct, the Remittance Agent is unable to wire the Remitted Amount, then the Remittance Agent shall incur no liability for any reasonable delay; provided that the Remittance Agent shall make commercially reasonable efforts to invest such funds on the Counterparty’s behalf, and shall remit the Remitted Amount together with any investment earnings thereof as soon as possible thereafter, and in any event, within 1 Business Day.

In consideration of the execution and delivery of this Remittance Agency Agreement by the Counterparty, SAXON hereby represents and warrants to the Counterparty that the Remitted Amount includes the total amount to which the Counterparty is entitled to receive pursuant to the terms of any and all existing agreements between the Counterparty and SAXON prior to delivering the release set forth in the Security Release Certification (such total amount, the “Required Amount”). In the event that upon final audit by the Counterparty the Remitted Amount is determined to be less than the Required Amount, SAXON shall pay the difference between the Remitted Amount and the Required Amount to the Counterparty in immediately available funds within two Business Days following notice thereof.

K-1

IN WITNESS WHEREOF, the Remittance Agent, the Counterparty and SAXON have caused this Remittance Agency Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Remittance Agent

By____________________________
Name:_________________________
Title:__________________________
Telephone: _____________________

By____________________________
Name:_________________________
Title:__________________________
Telephone: _____________________

[      ]
as Counterparty

By____________________________
Name:_________________________
Title:__________________________
Telephone: _____________________

SAXON ASSET SECURITIES COMPANY
By____________________________
Name: _________________________
Title: __________________________
Telephone: _____________________

K-2

EXHIBIT L

FORM OF SECURITY RELEASE CERTIFICATION

Definitions. As used in this Security Release Certification, the term “Remittance Agency Agreement” shall mean the Remittance Agency Agreement, dated as of _____________, 20__, among the undersigned financial institution (the “Counterparty”), Saxon Asset Securities Company (“SAXON”), and Deutsche Bank National Trust Company (the “Remittance Agent”) relating to Saxon Asset Securities Trust 2007-2. The term “Pooling and Servicing Agreement” shall mean the Pooling and Servicing Agreement among Saxon Asset Securities Company (“Saxon”), Saxon Mortgage Services, Inc. (“Saxon”), as Servicer, and the Trustee named therein relating to the said Saxon Asset Securities Trust.

Release. Simultaneously with receipt by wire transfer of the Remitted Amount as defined in the Remittance Agency Agreement, the Counterparty hereby, without further act, releases any and all right, title, interest, or security interest in the Mortgage Loans identified in the Pooling and Servicing Agreement, together with all of the Counterparty’s rights and interests in and to the related loan files, rights, assets of any kind, and proceeds thereof, related to the Mortgage Loans. Until payment for such Mortgage Loans is received by the Remittance Agent, the Counterparty’s aforesaid ownership interest therein will remain in full force and effect.

The Counterparty agrees that upon receipt by the Remittance Agent of the Remitted Amount it shall execute and deliver to SFM and such other parties as SFM may designate such further release documents, and file with the appropriate filing officials, as required, any and all documents appropriate to further evidence such release and to reflect such release in appropriate public records.

IN WITNESS WHEREOF, the Counterparty has caused this Security Release Certification to be executed and delivered by its duly authorized officer as of the date first set forth above.

[      ]

By____________________________
Name:_________________________
Title:__________________________
Telephone: _____________________

L-1

EXHIBIT M-1

RESERVED

M-1-1

EXHIBIT M-2

RESERVED

M-2-1

EXHIBIT N

[RESERVED]

N-1

EXHIBIT O

FORM CERTIFICATION TO BE PROVIDED
TO THE DEPOSITOR BY THE TRUSTEE

Re: Saxon Asset Securities Trust 2007-2

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee, hereby certify to Saxon Asset Securities Company (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will reply upon this certification that:

1. [I have reviewed the annual report on Form 10-K (including the exhibits provided by the Depositor to the Trustee for attachment thereto) for the fiscal year [____], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor, relating to the above-referenced trust;]

2. [Based on my actual knowledge, without independent investigation or inquiry, the information provided by the Servicer in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made not misleading as of the last day of the period covered by that annual report; and]

3. [Based on my knowledge, the distribution information required to be provided by the trustee under the pooling and servicing agreement is included in these distribution reports.]

Date: _________________________________
           Deutsche Bank National Trust Company,
           as Trustee

By: ____________________________________
        [Signature]
        [Title]

O-1

EXHIBIT P

FORM CERTIFICATION TO BE
PROVIDED TO THE DEPOSITOR BY THE SERVICER

Re: Saxon Asset Securities Trust 2007-2

I, [identify the certifying individual], certify to Saxon Asset Securities Company (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. [I have reviewed the servicing reports contained in the annual report on Form 10-K for the fiscal year [___], and the servicing reports contained in all reports on Form 10-D containing such reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;]

2. [Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;]

3. [Based on my knowledge, the servicing information required to be provided to the trustee by the servicer under the pooling and servicing agreement is included in these reports;]

4. [I am responsible for reviewing the activities performed by the servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the pooling and servicing agreement; and]

5. [I have disclosed to the Depositor’s certified public accountants all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.]

_____________________________
_____________________________
[Signature]
[Title]
Date:

P-1

EXHIBIT Q

INTEREST RATE SWAP AGREEMENT

Q-1

EXHIBIT R

INTEREST RATE CAP AGREEMENT

R-1

EXHIBIT S

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Entity shall be primarily responsible for reporting the information to the Trustee pursuant to Section 8.13(b). If the Trustee is indicated below as the Responsible Entity as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.5 statement” are required to be included in the periodic Distribution Date statement under Section 4.5 of the Pooling and Servicing Agreement, provided by the Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.5 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Entity
10-D	1	Distribution and Pool Performance Information

Item 1121(a) - Distribution and Pool Performance Information

		(1) Any applicable record dates, accrual dates, determination dates for calculating payments and actual payment dates for the payment period.	4.5 statement

		(2) Cash flows received and the sources thereof for payments, fees and expenses.	4.5 statement

		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.5 statement

		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.5 statement

(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
4.5 statement

		(iii) Principal, interest and other payments accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.5 statement

(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.5 statement

(4) Beginning and ending principal balances of the asset-backed securities.	4.5 statement

(5)            Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.5 statement

(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.5 statement

(7)           Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
4.5 statement

(8)           Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.5 statement Updated pool composition information filed to be as specified by Depositor or Servicer from time to time.

(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.5 statement Form 10-D report; Depositor or Servicer

(10)         Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.5 statement

	(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report; Servicer

	(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report; Servicer

	(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.5 statement

(14)         Information regarding any new issuance of asset-backed securities backed by the same asset pool, [information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable. Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor, Servicer

2	Legal Proceedings

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Seller

Depositor

Trustee

Issuing entity

Servicer

Originator

Custodian
Seller Depositor Trustee Issuing Entity Servicer Originator Custodian

3	Sales of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor or Servicer

4	Defaults Upon Senior Securities

	Information form Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	N/A

5	Submission of Matters to a Vote of Security Holders

	Information from Item 4 of Part II of Form 10-Q	Trustee

6	Significant Obligors of Pool Assets

Item 1112(b) - Significant Obligor Financial Information*

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item

7	Significant Enhancement Provider Information

	Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold	N/A N/A

Obtaining required financial information or effecting incorporation by reference

Item 1115(b) - Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
[TBD] [TBD] Depositor

*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Entity for the applicable Form 8-K item as indicated below

	9	Exhibits

		Distribution report	Trustee

		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

8-K
	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement

Depositor

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party. Examples: servicing agreement, custodial agreement.
Depositor

1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor or Servicer or Trustee, with respect to any of the following:

Sponsor (Seller), Depositor, Trustee, Swap Counterparty, Cap Counterparty, Custodian
Depositor/Trustee

2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.05 statement
N/A

3.03	Material Modification to Rights of Security Holders

	Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting material modification

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

	Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor

6.02	Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Servicer

6.03	Change in Credit Enhancement or Other External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor or Servicer

6.04	Failure to Make a Required Payment	Trustee

6.05	Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor or Servicer

	If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor or Servicer

7.01	Regulation FD Disclosure	Depositor or Servicer

8.01	Other Events

	Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor or Servicer

	9.01	Financial Statements and Exhibits	The Responsible Entity applicable to reportable event
10-K
	9B	Other Information

		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Entity for the applicable Form 8-K item as indicated above

	15	Exhibits and Financial Statement Schedules

		Item 1112(b) - Significant Obligor Financial Information	N/A

		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty

EXHIBIT T

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Trustee shall address, at a minimum, the criteria identified below:

Reference	Servicing Criteria

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g. with respect to commingling of cash) as set forth in the transaction documents.

1122(d)(2)(v)	Each custodial account is maintained by a federally insured depository institution as set forth in the transaction documents.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of day specified in the transaction agreements.

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with the timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction documents.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other forms of payment, or custodial bank statements.

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.